SUMMARY PLAN DESCRIPTION
                          FOR THE
     SCOTT'S LIQUID GOLD - INC. & AFFILIATED COMPANIES
          EMPLOYEE BENEFIT HEALTH AND WELFARE PLAN
                       GROUP NO. 398

The Employee Benefit Health and Welfare Plan as summarized in this booklet is provided through a combination of insured and self-funded benefits. The final interpretation of any specific provision herein, regardless of whether it is paid out of the self-funded or insured portion, is governed by the terms of a master Plan Document.

This booklet describes the Employee Benefit Health and Welfare Plan in an easily understood manner as in effect on January 1, 1999, (and as subsequently amended), and is both the Summary Plan Description and the Plan Document. It does not, however, create or confer any rights, as it merely summarizes some of the essential provisions of the Plan and may not describe your particular circumstances.

The Plan is intended to be consistent with any contracts for policies of insurance under which the contributions are made, and with any contracts for medical review services. To the extent the terms of the Plan are inconsistent with such contracts, the terms of such contracts shall prevail.

The Plan will not be deemed to constitute a contract of employment or give any participant the right to be retained in the service of the employer or to interfere with the right of the employer to discharge or otherwise terminate the employment of any participant.

The claims are administered by:

               Mountain States Administration
                 13901 E. Exposition Avenue
                      Aurora, CO 80012

          phone:  (303) 360-9600 Local in Colorado
            (800) 828-8847 Toll Free in Colorado
        (800) 828-8012 Toll Free outside of Colorado

           Hours: Monday - Friday 8:00 a.m. - 4:30 p.m.  MST

This revised booklet describes the Plan of Benefits in effect as of January 1, 1999.

                                        1


                     TABLE OF CONTENTS



SCHEDULE OF MEDICAL BENEFITS                               1

ELIGIBILITY                                                6

CASE MANAGEMENT AND ALTERNATE TREATMENT PROVISION         20

COVERED MEDICAL EXPENSES                                  21

GENERAL PLAN EXCLUSIONS AND LIMITATIONS                   41

DEFINITIONS                                               48

GENERAL INFORMATION - FACTS ABOUT YOUR PLAN               66

HOW TO FILE A CLAIM                                       77

SUMMARY PLAN DESCRIPTION                                  80

LIST - DEPARTMENT OF LABOR                                83

SCHEDULE OF MEDICAL BENEFITS                              84

SCHEDULE OF DENTAL BENEFITS                               89

DENTAL CARE PROGRAM                                       90

COVERED DENTAL EXPENSES                                   92

DENTAL EXPENSES NOT COVERED                               94

GROUP LIFE INSURANCE                                      95

                                        2


                          FOREWORD

The employer has initiated the Plan to provide benefits for its employees and their eligible dependents, and it shall be maintained for this exclusive purpose.

The employer intends the Plan to be continuous, but since future conditions affecting your employer cannot be anticipated or foreseen, the employer reserves the right to amend, modify or terminate the Plan at any time, which may result in the termination or modification of the coverage. Expenses incurred prior to the Plan's termination will be paid as provided under the terms of the Plan prior to its termination.

The employer desires to provide a health care benefit plan that financially assists employees and dependents with health care expenses and provides affordable care. While part of increasing health care costs result from new technology and important medical advances, another significant cause is the way health care services are used.

Employee benefits are affected by certain limitations and conditions which require the employee to be a wise consumer of health services and to use only those services he or she needs.

Some studies indicate that a high percentage of the cost for health care services may be unnecessary. For example, hospital stays can be longer than necessary. Some hospitalizations may be entirely avoidable, such as when surgery could be performed at an outpatient facility with equal safety.

Alternative care at home, other alternative methods of treatment, or medical care not otherwise covered under the Plan may be suggested to patients for which additional inpatient care is medically necessary. This allows the patient to be discharged from the hospital sooner than would otherwise be possible, providing a savings to the employee and the Plan while maintaining care equal to a hospital confinement.

                    BILLING AUDIT BONUS

The Plan will pay the employee a cash bonus if he/she finds an overcharge on a hospital bill (excluding double billings and very obvious mistakes which would be caught during claims processing).The overcharge must be for a covered expense. To receive the bonus, the employee must follow the following procedures:

* Within five (5) working days of receiving your hospital bill, call Mountain States Administration at 303-360-9600 or 1-800-828-8847 to inform them that you have found an error(s) in the bill. This must be done before the hospital bill has been processed by Mountain States Administration.
                                        3


* Next, within the same five (5) day period, you must follow up with a letter to Mountain States Administration explaining how or why the bill is in error.

* Once the error is confirmed with the hospital by Mountain States Administration and a corrected bill is received, you will receive your audit savings.

                 SPECIAL ENROLLMENT PERIOD

The Health Insurance Portability and Accountability Act of 1996 (HIPAA) requires the employer to inform employees of their rights to Special Enrollment under this Plan when they or their eligible dependents decline coverage during the enrollment period.

If the employee is declining enrollment for themselves or their dependents (including their spouse) because of another group health plan or other group health insurance coverage, the employee may in the future be able to enroll themselves or their dependents in this Plan, provided that they request enrollment within thirty (30) days after their alternative group health coverage ends. In order to qualify for the special enrollment period if enrollment was declined because of alternative group health coverage, your employer must receive a written statement from the employee at the time of the enrollment period stating that other group coverage was the reason for declining enrollment.

In addition, if the employee has a new dependent as a result of marriage, birth, adoption, or placement for adoption, the employee and new dependents may be able to enroll provided that the employee requests enrollment within thirty (30) days after the marriage, birth, adoption, or placement for adoption.

Individuals who enroll under these special enrollment conditions are not considered late entrants.

If the employee has any questions, please discuss this with personnel in the Benefits Department at the time of enrollment.


                            SCHEDULE OF MEDICAL BENEFITS

All eligible and covered medical charges are subject to applicable deductible and coinsurance provisions unless indicated differently below. Charges are limited to usual, customary, and reasonable for the area in which services are rendered. Charges excluded as not covered, over usual, customary, and reasonable or as otherwise noted, do not count toward either deductible or out-of-pocket coinsurance. This is a summary of benefits only; for specific restrictions and limitations, see detailed explanations elsewhere in the Plan.

The Plan has entered into an arrangement with The Alliance for covered participants in the Denver area and PHCS for participants living or traveling outside Colorado. The Alliance is an employer-owned cooperative and PHCS is a preferred provider organization (PPO) which negotiates hospital, doctor and other provider fees with contracting health care providers.

LIFETIME MAXIMUM               $5,000,000 per Covered Person
(While covered under this Plan)     2,000 for Temporomandibular Joint Disorders
                                   30,000 for Alcoholism or Substance Abuse
                                           Treatment
                                   25,000 for Hospice Benefits

The term "lifetime maximum" means the total amount of benefits which may be payable while covered under this Plan, or any other health plan sponsored by Scott's Liquid Gold - Inc. and Affiliated Companies. It will not be interpreted to mean the lifetime of the covered person.

CALENDAR YEAR DEDUCTIBLE
(Combined Medical and Dental)     Single Coverage Maximum:  $100
                                  Family Coverage Maximum:$200

DEDUCTIBLE CARRYOVER     If a covered person has not met his/her deductible in
                         the first nine (9) months of the year, then any charges incurred in the last three (3) months will apply to the deductible for both the current year and the next calendar year.

The term "deductible" means a specified dollar amount of covered expenses which must be incurred during a calendar year, or as specified, before any other covered expenses can be considered for payment.

COINSURANCE FOR ELIGIBLE MEDICAL EXPENSES

For Single Coverage 		 After the single coverage deductible, eligible
under the Plan           expenses (other than outpatient mental health
                         disorders, alcoholism or substance abuse or as
                         otherwise noted) are paid 80% of the next $5,000, then
                         100% for the balance of the calendar year.
                                        4


For Family Coverage      After the family coverage deductible, eligible
under the Plan           expenses (other than outpatient mental health
                         disorders, alcoholism or substance abuse, or as otherwise noted) are paid at 80% of the next $10,000
                         (individual or family), then 100% for the balance of the calendar year.

The term "coinsurance" means the amount payable by the Plan for a covered expense. The covered person is required to pay the amount not paid by the Plan.

AIDS BENEFIT             Eligible expenses for treatment of Acquired Immune
                         Deficiency Syndrome (AIDS), AIDS-related Complex, or
                         HIV-positive are paid as for any other illness, subject to deductible and coinsurance provisions.

ALCOHOLISM AND SUBSTANCE ABUSE BENEFITS
(See specific restrictions on page 36.)

Inpatient                Covered as any other illness, subject to deductible and
                         coinsurance provisions, to a maximum of thirty (30) days per calendar year.

Outpatient               Eligible expenses are subject to the deductible
                         provision and are then paid at 50% to 50 visits per calendar year. Alcoholism and substance abuse inpatient, partial, and outpatient treatment combined:

                         Calendar year maximum, per person: $15,000
                         Lifetime maximum, per person: $30,000

CHIROPRACTIC SERVICES    Eligible expenses are limited to forty (40) visits in
                         six (6) consecutive months for vertebral column problems only, and are subject to deductible and coinsurance provisions. (See #15, page 22.)

HOME HEALTH CARE         Eligible expenses are paid, subject to deductible and
                         coinsurance provisions, to a maximum of sixty (60) visits per calendar year. (See specific restrictions on page 32.)

HOSPICE BENEFIT          100% of eligible expenses not to exceed a maximum of
                         six (6) months from the time a covered person is
                         certified terminally ill and subject to a $25,000
                         lifetime maximum.  (See specific restrictions on page
                         34.)
                                        5


HOSPITAL ROOM LIMIT      Semiprivate rate, paid subject to deductible and
                         coinsurance provisions.

IMMUNIZATION BENEFIT     The deductible is waived and 100% of eligible charges
                         are paid for routine immunizations, vaccinations, and preventive shots for eligible participants. (See
                         Covered Medical Expenses, #51, page 26 for additional information.)

INTENSIVE CARE UNIT &    Usual, customary, and reasonable, subject to
SPECIAL CARE UNIT        deductible and coinsurance provisions.

MENTAL HEALTH DISORDER BENEFITS
(See specific restrictions on page 36.)

Inpatient                Covered as any other illness, subject to deductible and
                         coinsurance provisions, to a maximum of forty-five (45) days per calendar year.

Outpatient               Eligible expenses are subject to the deductible
                         provision and then paid at 50% to 100 visits per calendar year.

NEWBORN  WELL-BABY  CARE  Usual,  customary,  and  reasonable  hospital  nursery expenses, subject to deductible and coinsurance
                          provisions. Eligible  physician charges are paid
                          under the Routine Care Benefit.  (See Covered
								  Medical Expenses, page 37 for additional information.)

OUTPATIENT DIAGNOSTIC    100%  of  the  first  $200 per  calendar year  of
LAB AND X-RAY BENEFIT    eligible outpatient expenses incurred for illness or
                         injury, with the deductible waived. Eligible expenses in excess of $200 are subject to the deductible and coinsurance provisions.

OUTPATIENT SURGICAL      100% of eligible expenses incurred in conjunction
BENEFIT                  with a surgical procedure performed on an outpatient
                         basis, and incurred on the date of surgery, with the
                         deductible waived.
                                        6


PRE-ADMISSION TESTING    100% of eligible expenses incurred for outpatient tests
                         within seven (7) days of a scheduled hospital admission, with the deductible waived. (See page 37.)

ROUTINE CARE BENEFIT     100% of the first $250 per calendar year, with the
                         deductible waived for examinations and diagnostic tests related to routine wellness care, including flu shots and pneumovax injections for adults, and well baby/child checkups. (See Covered Medical Expenses,
                         #51, page 26 for additional information.)

SECOND SURGICAL OPINION  100% of the amount charged by physician rendering a second opinion, with the deductible waived. (See page 38.)

SKILLED NURSING CARE     One-half of hospital semiprivate rate where
FACILITY                 previously confined, to a maximum of sixty (60) days
                         per illness or injury, subject to deductible and coinsurance provisions. (See page 38.)

SMOKING CESSATION        Charges for generally recognized programs  to
BENEFIT                  stop smoking are eligible to a $200 maximum per person,
                         subject to deductible and coinsurance provisions, in any three (3) year period for employees and spouses who have been covered by the Plan at least eighteen (18) months. (See page 39).

SUPPLEMENTAL ACCIDENT    100%  of  the  first  $500 of eligible expenses
BENEFIT                  incurred within ninety (90) days of the accident, due
                         to a non-work related accident, with the deductible waived. Eligible expenses in excess of $500 or ninety
                         (90) day period are subject to the deductible and coinsurance provisions.

TMJ BENEFIT              Eligible expenses incurred for the diagnosis and
                         treatment of temporomandibular joint dysfunction are paid, subject to deductible and coinsurance provisions, to the $2,000 lifetime maximum. (See #59, page 27.)

TRANSPLANT BENEFIT       Covered  transplants  are paid as  any  other  illness,
                         subject to deductible and coinsurance provisions.  (See
                         #60, page 27).
                                        7


VISION BENEFITS          Eye exams by an ophthalmologist or optometrist are
                         covered, subject to deductible and coinsurance provisions. Prescription lenses and frames are covered at 100% to a $50 maximum per calendar year, with the deductible waived. (See #22, page 23.)

WEIGHT  REDUCTION          Charges for weight reduction  programs  under  direct
BENEFIT                    physician  supervision  are  eligible  to  a   $1,000
                           maximum, subject to deductible and coinsurance
				               provisions,  in  any five  (5) year period for employees
                   only, who have been	covered  by the Plan at least twenty
                   four (24) months.
(See page 40).

MEDICAL CASE             Medical Case Management optimizes the treatment
MANAGEMENT               and recovery phase of major illness or injury.
                         Services otherwise not covered under the Plan will be eligible for reimbursement if recommended by the medical case management coordinator.

                                        8


                        ELIGIBILITY


EMPLOYEES ELIGIBLE FOR COVERAGE

Employees eligible for coverage under the Plan are as follows:

1. Full-time regular employees who have completed the waiting period and who are scheduled to work at least thirty (30) hours per week in the employment of the employer.

2. Ineligible employees who have an employment status change which makes them eligible for coverage will be given credit for prior service in order to determine their effective date of coverage.

Eligibility for Medicaid or the receipt of Medicaid benefits will not be taken into account in determining eligibility.

EMPLOYEE'S EFFECTIVE DATE OF COVERAGE

The employee will be covered under the Plan provided he/she meets eligibility and waiting period requirements as listed, and provided any required contributions are made.

Employees will be eligible on the first day following the completion of ninety
(90) days of continuous, full-time employment.

When an employee has satisfied the above requirements, such employee must complete and submit an enrollment card and any additional forms required by the employer within thirty (30) days of his or her date of full-time employment. If the employee submits an enrollment card and any additional forms required by the employer within thirty (30) days of his or her date of full-time employment, and then requests a change within the ninety (90) day waiting period, the change will be honored as a timely entrant request.

If an employee fails to enroll within thirty (30) days of full-time employment such employee will be considered a late entrant unless he/she becomes eligible under the special enrollment periods provision. Coverage for a late entrant will begin the date the application is received.

DEPENDENTS ELIGIBLE FOR COVERAGE

Dependents eligible for coverage under the Plan are as follows:

1. The employee's lawful wife or husband, unless legally separated, or, with documentation or appropriate paperwork, a spouse by a common-law marriage agreement. A dependent spouse who is eligible for coverage under his or her employer's health benefit plan is not eligible for coverage under this Plan, regardless of the benefits or the contribution required by the other plan.
                                        9


2. A child from birth to age nineteen (19), or to age twenty-three (23) if attending an accredited high school, college, university or vocational school on a full-time basis, provided:

     a.   they are not married; and
     b. they are primarily dependent upon the employee for support and maintenance; and
     c. they are not covered, as an employee, by another employer group health plan.

3. Semester breaks do not jeopardize a child's full-time status. However, if a child is not attending as a full-time student during the semester following the break, that child will no longer be considered a dependent under the Plan. Coverage will terminate as of the first day of the semester following the break.

4. A previously ineligible dependent child who later becomes a full-time student at an accredited educational institution may be enrolled under the Plan as a new dependent within thirty (30) days of the date the semester begins. Proof of full-time attendance from the registrar of the educational institution must be provided to the plan administrator within the same thirty (30) day period.

   If the employee notifies the employer and completes and submits enrollment forms more than thirty (30) days from the date of eligibility of such dependent, the dependent will be considered a late entrant unless they become eligible under the special enrollment periods provision. Coverage for a late entrant will begin the date the application is received.

5. The term "child" as used herein shall mean an employee's natural child, stepchild, legally adopted child, or a child placed under the legal guardianship of the employee or the covered spouse of the employee who resides in the employee's home in a parent-child relationship, or a child for whose medical care an employee or the covered spouse of the employee is legally responsible through a divorce decree or other court order. In each case, the child must satisfy the requirements in #2 above.

   Coverage for adopted children under the age of eighteen (18) begins on the date of placement for the purpose of adoption and is continued unless the placement is disrupted prior to legal adoption of the child. Provided the child is enrolled within thirty (30) days of placement, the pre-existing condition limitation will not apply. If the employee completes and submits enrollment forms more than thirty (30) days from the date of placement, the adopted child will be considered a late entrant unless they become eligible under the special enrollment periods provision. Coverage for a late entrant will begin the date the application is received.

   Any child covered by a Qualified Medical Child Support Order (QMCSO) is required to be covered under the Plan as of the date of the QMCSO or coinciding with the 10
	effective date of coverage, whichever is later. If the covered person does not carry dependent coverage, the Plan will enroll the child(ren) named in the QMCSO, and the covered person must pay any required contribution for family coverage. If the coverage is for a stepchild and the parent named in the QMCSO is covered under the stepparent's health plan, the Plan must enroll that stepchild. All Plan provisions for late entrants will apply.

6. A dependent child's coverage may be extended beyond age, if the child is:

    a. incapable of self-sustaining employment by reason of mental retardation or physical disability; and
    b.   primarily dependent upon the employee for support and maintenance; and
    c. they are not covered, as an employee, by another employer group health plan.

   A letter of certification from the parents of the child and the attending physician is required stating that the condition began before or during the year in which the child reached the attained age and showing proof of incapacity and dependency. Such proof must be submitted within thirty (30) days of the dependent's attainment of age nineteen (19), or within thirty
   (30) days of age twenty-three (23) in case of a full-time student. During the two (2) years after the child reaches the attaining age, the Plan may ask for regular proof of the child's continued disability. A physician's examination may be required as part of the proof. After the two (2) year period, the Plan cannot ask for proof more than once a year. The Plan may require that a physician examine the child before granting a continuation of the dependent's coverage. The Plan chooses the doctor and pays the fees for all required examinations.

   This provision stops on the earliest of the following dates:

     a.   The date the child is no longer disabled according to the Plan.
     b. The date the Plan is not furnished with proof of the child's disability when requested.

Situations specifically excluded from the definition of a dependent are:

1. A spouse eligible for coverage under his or her employer's health benefit plan.

2. A spouse who is legally separated or divorced from the employee. Such spouse must have met all requirements of a valid separation or divorce contract in the state granting such separation or divorce.

3. If both husband and wife are eligible as employees, only one (1) may carry dependent coverage.

4. A person cannot be covered under the Plan as an employee and as a dependent.

5. Dependents whose permanent residence is not in the United States are not eligible for coverage.

Note: The Plan may require proof (such as a copy of the employee's income tax form, court order, legal adoption or legal guardianship papers) that the spouse or child qualifies as a dependent under the employee's coverage.

DEPENDENT'S EFFECTIVE DATE OF COVERAGE

Dependent coverage will not take effect unless the employee's coverage is in effect.

Eligible dependents become covered under the Plan as follows, provided any required contributions are made:

1. If the dependent is eligible as a dependent on the employee's effective date, such dependent becomes eligible under the Plan on the date the employee's coverage commences.

2. If the dependent becomes an eligible dependent after the employee's effective date, such dependent becomes eligible for coverage on the date he/she is obtained.

3. If coverage is due to a Qualified Medical Child Support Order (QMCSO), coverage will become effective on the date of the QMCSO or coinciding with the effective date of coverage, whichever is later.

Eligibility for Medicaid or the receipt of Medicaid benefits will not be taken into account in determining eligibility.

When a dependent has met one (1) of the eligibility requirements above, the employee must complete and submit an enrollment card and any additional forms required by the employer within thirty (30) days of the initial date of the dependent's eligibility. If the employee fails to enroll within thirty (30) days of the initial date of the dependent's eligibility, such dependent will be considered a late entrant unless he/she becomes eligible under the special enrollment periods provision. Medical coverage for a late entrant will begin the date the application is received.

The following rules apply for coverage of newborn children from the moment of birth:

A newborn child will be covered automatically from the date of birth, provided that within 30 days of their birth, the employee completes and submits all necessary enrollment forms changing to family coverage (if necessary) and agreeing to pay the required contribution (if any) for family coverage.

If the employee fails to enroll such newborn within thirty (30) days of the date of birth, the newborn will be considered a late entrant unless he/she becomes eligible under the special enrollment periods provision. Medical coverage for a late entrant will begin the date the application is received.

Note: Newborn "well-baby" care is subject to the newborn's own deductible, out-of-pocket maximum, and all Plan provisions.
                                        11


CHANGE IN STATUS

It is the covered employee's responsibility to advise the employer and to make in writing any change in dependent status. This includes changes due to marriage, divorce, legal separation, the addition of newborns or adopted children, and any desire to change beneficiaries.

If a person covered under the Plan changes status from employee to dependent or dependent to employee, and the person is covered continuously under the Plan before, during and after the change in status, credit will be applied to all Plan provisions including deductibles and all amounts applied to maximums.

If the employee and their spouse are both covered under the Plan as employees, with single coverage, either the employee or their spouse may change to family coverage within thirty (30) days if:

1. the employee is adding a newborn, adopted child, or child placed for adoption; or

2. the employee or their spouse terminates employment or ceases to be in a class of employees eligible for coverage with the employer.

If the employee or their spouse is covered under the Plan and the employee who is covering the dependent children terminates coverage, dependent coverage may be transferred to the other covered employee as long as coverage has been continuous.

SPECIAL ENROLLMENT PERIODS (CHANGE IN EMPLOYEE STATUS)

If an eligible employee or dependent declined coverage under the Plan at the time of initial eligibility (and stated in writing at the time that coverage was declined because of alternative group health coverage); or there is an employee status change as defined below, the employee may make a written request to change coverage by completing an enrollment form. Such request must be made within thirty (30) days of the employee status change, and such addition or change will take effect on the later of:

1. the date of the loss of eligibility under another group health plan or through a health insurance issuer offering group health insurance coverage; or

2. for a marriage, the date of marriage; or

3. for a birth, the date of birth; or

4. for an adoption or placement for adoption, the date of the adoption or placement.

The special enrollment rights may apply with respect to an employee, a dependent of an employee, or both.
                                        12


The term "special enrollment periods (change in employee status)" means only the following:

1. A loss of eligibility for an employee and/or affected dependents under another group health plan or through a health insurance issuer offering group health insurance coverage due to:

   a.   legal separation,
   b.   divorce,
   c.   death,
   d.   termination of employment,
   e.   reduction in work hours,
   f.   employer contributions for the coverage were terminated, or
   g.   COBRA continuation coverage under the other plan has been exhausted.

   An individual does not have to elect COBRA continuation coverage or exercise similar continuation rights in order to preserve the right to special enrollment. However, an individual does not have a special enrollment right if the individual loses the other coverage as a result of the individual's failure to pay premiums/ contributions or for termination of coverage for cause (such as making a fraudulent claim or an intentional misrepresentation of a material fact in connection with the Plan).

2. A change in family status due to:

   a.   marriage,
   b.   birth of a child, or
   c.   adoption or placement for adoption of a child.

The special enrollment rules allow an eligible employee to enroll when he or she marries or has a new child (as a result of marriage, birth, adoption, or placement for adoption). A spouse of a participant can be enrolled separately at the time of marriage or when a child is born, adopted, or placed for adoption. The spouse can be enrolled together with the employee when they marry or when a child is born, adopted, or placed for adoption. A child who becomes a dependent of a participant as a result of marriage, birth, adoption, or placement for adoption can be enrolled when the child becomes a dependent. Similarly, a child who becomes a dependent of an eligible employee as a result of marriage, birth, adoption, or placement for adoption can be enrolled if the employee enrolls at the same time. Individuals who enroll under these special enrollment conditions are not considered late entrants.

DELETING A DEPENDENT

To remove a dependent from the employee's coverage, the employee must complete a change form.  The employer must receive this form within thirty (30) days after the effective date of change.  If the employee fails to timely remove an ineligible dependent,  13

the employer reserves the right to recoup any benefit payments made on behalf of such dependent back to the date such dependent should have been deleted.

WAIVER OF PARTICIPATION

Waiver of participation means an employee's failure to enroll himself/herself and his/her eligible dependent(s) within thirty (30) days of his or her date of full-time employment. This waiver will also include coverage under the Plan which was canceled by the employee while the person remained eligible.

Waiver of participation means that future coverage under the Plan is subject to the Plan's special enrollment periods provision or enrollment as a late entrant. A "late entrant" means an employee or dependent who does not enroll during the initial period in which he/she is eligible to enroll, or during a special enrollment period when there is a change in family status or loss of group health coverage under another plan. Medical coverage for a late entrant will begin the date the application is received.

PRE-EXISTING CONDITION EXCLUSION

The pre-existing condition exclusion applies only to late entrants.

This Plan includes a pre-existing condition exclusion period of six (6) months for a late entrant. Generally, participants are not eligible to receive benefits under this Plan for a pre-existing condition during this period. However, if the participant has been covered under another health plan within sixty-three (63) days of the date of enrollment into this Plan, the pre-existing condition exclusion period may be reduced by the prior coverage.

A pre-existing condition must relate to a condition (whether physical or mental), regardless of the cause of the condition, for which medical advice, diagnosis, care, or treatment was recommended or received within the six (6) month period ending on the enrollment date. The enrollment date is defined as the first date the person becomes covered under the Plan or, if earlier, the first day of any waiting period for such enrollment.

The pre-existing condition exclusion does not apply to:

1. Genetic information in the absence of a diagnosis of the condition related to the genetic information.

2. Pregnancy.

3. A newborn child or newly adopted child under age eighteen (18) if the child is covered within thirty (30) days of the date of birth, adoption, or placement for adoption (or who has creditable coverage from birth, adoption, or placement for adoption without a significant break in coverage).

4. Conditions first discovered during the waiting period.

                                  14


The medical pre-existing condition exclusion period will not exceed six (6) months after the enrollment for a late entrant. A pre-existing condition must be reduced by the period of creditable coverage the participant has under any previous plan as of the enrollment date. The enrollment date is defined as the first date the person becomes covered under the Plan or, if earlier, the first day of any waiting period for such enrollment.

"Late entrant" means an employee or dependent who does not enroll during the initial period in which he or she is eligible to enroll, or during a special enrollment period when there is a change in family status or loss of group health coverage under another plan.

The pre-existing condition exclusionary period runs concurrently with the waiting period that the employee needs to satisfy before becoming effective under the Plan and before any benefits are payable under this Plan.

In order to make a determination of whether the participant is eligible for credit for prior coverage, the participant must submit a Certificate of Prior Health Coverage or any other evidence of prior coverage. If the employee was covered under more than one (1) plan, provide documentation of coverage from each health plan. Please submit this information to the Benefits Department immediately upon receipt from the prior employer. Employees may request a certificate, free of charge, for themselves or their dependent(s) before losing coverage or within two (2) years of losing coverage. Please let the Benefits Department know if assistance is needed in obtaining this information from the prior employer or carrier.

If it is determined that the employee and/or his/her eligible dependents:

1. will receive only a partial credit for the prior coverage towards satisfying the pre-existing condition exclusion period; or

2. will have to satisfy the entire pre-existing condition exclusion period;

based on the information on the prior certificate of health coverage, Mountain States Administration will inform the employee of this determination. If the employee wishes to appeal this decision or provide additional evidence of creditable coverage, contact the eligibility department at Mountain States Administration.

LOSS OF COVERAGE DUE TO MISREPRESENTATION

The employer has the right to rescind any coverage of the employee and/or his/her dependents for cause, such as making a fraudulent claim or an intentional misrepresentation of a material fact in connection with the Plan. The employer will refund all contributions paid for any coverage rescinded; however, claims paid will be offset from this amount. The employer reserves the right to collect additional monies if claims are paid in excess of the employee's and/or dependent's paid contributions.
                                        15


EMPLOYEE TERMINATION OF COVERAGE
(See COBRA Continuation Coverage on page 66.)

The coverage of any employee will automatically terminate at midnight on the earliest date indicated below:

1. On the date employment ends.

2. On the date an employee ceases to be in a class of employees eligible for coverage.

3. On the date the required contribution for coverage is not made, unless due to a clerical error whereby past contributions may be paid to bring coverage current.

4. On the date coverage is discontinued with respect to the class of employees to which such employee belongs.

5. On the date the Plan is terminated with respect to all employees, or on the date a benefit provided under the Plan is terminated.

6. On the date the employee retires.

7. On the date the employee becomes an active full-time member of the armed forces of any country for more than thirty (30) days.

8. On the date of the employee's death.

9. On the date the employee elects to terminate coverage.

(For non-work related disability over ninety (90) days, see Extension of Medical Benefits on page 18.)

DEPENDENT TERMINATION OF COVERAGE
(See COBRA Continuation Coverage on page 66.)

Dependents' coverage will automatically cease at midnight on the earliest date indicated below:

1. On the date the employee's coverage terminates.

2. On the date the employee ceases to be in a class eligible for dependent coverage.

3. On the date the required contribution for dependent coverage is not made, unless due to a clerical error whereby past contributions may be paid to bring coverage current.

4. On the date the Plan is terminated with respect to all dependents or on the date a dependent benefit provided under the Plan is terminated.

5. On the date such dependent ceases to be a dependent of the employee as defined herein.

6. On the date the dependent becomes an active full-time member of the armed forces of any country for more than thirty (30) days.

7. On the date of the employee's death.

8. On the date the employee elects to terminate the dependent's coverage.

9. On the date the dependent becomes effective as an employee under the Plan.

LEAVE OF ABSENCE

1. During an approved Medical Leave of Absence certified by a physician and approved by the Plan Administrator (unless covered under the Family and Medical Leave Act, in which case the better benefits apply) coverage may continue under the Plan for up to ninety (90) days providing all required contributions to the Plan are made by the covered employee; or

2. During a personal leave of absence approved by the Plan Administrator (unless covered under the Family and Medical Leave Act, in which case the better benefits apply), coverage may continue under the Plan for a maximum of six (6) months providing all required contributions to the Plan are made by the covered employee.

Regardless of any other provisions of this Plan, benefits will be paid in accordance with the rules and regulations as specified by the Family and Medical Leave Act (Public Law 103-3).

Family and Medical Leave Act (FMLA)

If a covered employee ceases work due to an employer approved Family Medical Leave of Absence in accordance with the requirements of Public Law 103-3, coverage will be continued under the same terms and conditions which would have been provided had the covered employee continued work, provided the employee continues to pay any required contributions. Contributions will remain at the same employer/employee percentage level as on the date immediately prior to the leave (unless contributions change for other employees in the same classifications).

If the covered employee does not return to work after the approved Family Medical Leave or if the covered employee has given the employer notice of intent not to return to service during the leave, coverage may be continued under the Continuation of Coverage (COBRA) provision of this Plan provided coverage has not lapsed, effective with the date notification is given to the employer and provided the covered employee elects to continue under the COBRA provision. The covered employee will be totally responsible for paying contributions during COBRA continuation if elected. Coverage continued during a family or medical leave will not be counted toward the maximum COBRA continuation period. 16

If the covered employee fails to make the required contribution for coverage to continue during FMLA leave within thirty (30) days after the date the contribution was due, the covered employee's coverage will terminate effective on the date the contribution was due. If coverage under this Plan was terminated during an approved family medical leave due to non-payment of required contributions by the employee and the employee returned to work immediately upon completion of that leave, coverage will be reinstated on the date the employee returns to work without having to satisfy any waiting period or the pre-existing conditions limitation provision in this Plan provided the employee resumes any necessary contribution and enrolls for coverage within thirty (30) days of the return to work.

It is the intent of the Plan to comply with all existing Family and Medical Leave Act regulations. If for some reason the information presented in the Plan differs from actual FMLA regulations, the Plan reserves the right to administrate Plan benefits in compliance with such actual regulations.

Active Military Duty and Military Reservists

Employees or covered dependents who are called to active military duty will no longer be considered eligible for benefits under this Plan, but may elect continuation of coverage.

Those individuals returning from active duty in the armed forces may have coverage reinstated under this Plan, for themselves and any eligible dependent, provided:

1. such individual was covered under the Plan on the day employment with his/her employer ended due to being called to active duty in the armed forces; and

2. such individual becomes re-employed with his/her employer subsequent to being discharged from active duty, or within two (2) years if such individual was hospitalized or recovering from an illness or injury on the date of his/her discharge; or

3. such individual who, under normal circumstances, would have a) remained in the service of his/her employer and b) satisfied the eligibility requirements under this Plan, makes application for coverage within thirty
   (30) days following his/her date of rehire.

The coverage provided will be the benefits currently provided by the Plan. If an individual returns to employment within the same calendar year, eligible charges accumulated toward the satisfaction of provisions such as the out-of-pocket and deductible provisions or calendar year maximums will be taken into consideration when determining benefits available for the remainder of the calendar year.

It is the intent of the Plan to comply with all existing regulations of The Uniformed Services Employment and Reemployment Rights Act (U.S.E.R.R.A.) of 1993. If for some reason the information presented in the Plan differs from the actual regulations of the U.S.E.R.R.A., the Plan reserves the right to administrate Plan benefits in compliance with such actual regulations. 17


LAYOFF

If coverage terminates due to a company layoff, there is no continuation of coverage except what is chosen through the COBRA election.

All Plan provisions will continue as though there were no lapse of coverage status if COBRA was elected during this termination period and coverage was uninterrupted to the date of rehire.

RECALL FROM LAYOFF

As a general rule, a person who is laid off and called back to full-time regular employment within ninety (90) days of the date, receives credit for prior time worked. However, this employee must fill out the appropriate enrollment forms.

For persons recalled from layoff and still in the ninety (90) day waiting period prior to the coverage effective date, the waiting period is shortened by the number of days worked during their previous employment.

For persons whose health coverage was in effect when they were laid off, coverage is effective on the first day they return to work at their previous level.

EXTENSION OF MEDICAL BENEFITS:  (Disability)

Should coverage terminate because a covered employee is disabled by a non-work related injury or sickness so as to be continuously prevented from returning to work within ninety (90) days, and, further prevented from engaging in any occupation, benefits under this Plan will continue (provided any required employee contributions are paid) until the earliest of:

1. nine (9) months from the date coverage terminates; or

2. the date the covered employee becomes covered under another group plan; or

3. the date such total disability terminates.

Proof of disability must be furnished to the Plan Administrator if requested.

Dependent coverage in effect at the time employee coverage terminates will continue, provided that required contributions to the Plan are made and provided the dependent remains eligible for benefits as defined by this plan. However, such dependent coverage shall only extend until the earliest of:

1. nine (9) months from the date employee coverage terminates; or
                                        18


2. the date the covered employee becomes covered under another group plan; or

3. the date the employee's total disability ceases; or

4. the date the covered dependent becomes covered under another group plan.

The employee may elect continuation coverage under COBRA once the extension of benefits has expired. Although such election will require premium payments, such continuation coverage will ensure against all covered medical expenses and may enable the employee to provide dependent coverage for a longer period of time, provided such dependent coverage already exists under this Plan.

DEATH (SURVIVOR) BENEFITS

Upon the death of an employee covered under the Plan for fewer than 365 days, the then covered family members of the employee shall, at company expense, automatically be covered under the Plan for the lesser of the number of calendar days the employee was covered by the Plan or ninety (90) days. For employees who were participants in the Plan for 365 days or more, such extended benefits shall be provided for 180 days following the employee's death. Such extension shall not extend beyond the date that such dependent(s) become eligible, either as an individual or as a dependent, under any other group type of employee benefit program arranged through any other employer, trust, or association. Covered family members may elect continued coverage under the COBRA provisions once survivor benefits have expired.

ELIGIBILITY DATE FOR REINSTATED EMPLOYEES

An employee whose coverage terminates due to termination of employment or ceases to be in a class of employees eligible for coverage and who resumes employment with the employer or has a status change which makes them eligible for coverage must meet the same eligibility and waiting period requirements as that of a new hire, with the waiting period starting on the date of rehire.

REINSTATEMENT OF COVERAGE

If the employee or his or her covered dependents qualify and elect COBRA continuation and subsequently again become eligible for coverage under the Plan during the designated COBRA continuation period (with no break in coverage), the employee and his or her covered dependent(s) are not required to re-qualify as a new Plan participant. All Plan provisions will continue as though there were no lapse of coverage status.

ACQUISITION OF A NEW COMPANY - WHEN COVERAGE BEGINS

When enrollment requirements are met, coverage for eligible employees, and their eligible dependents, who are employed by the newly acquired company will be effective as of the date of the acquisition, or the date of termination of the prior company's coverage, whichever is later, if they were covered under a plan offered by the prior company on the

                                    19

day before the date of the acquisition.  The waiting period will be waived.

If a bodily injury or sickness is a pre-existing condition, but would not have been a pre-existing condition under the prior plan had it remained in force, it will not be a pre-existing condition under this Plan. Credit will be given for any pre-existing period satisfied under the prior plan. A certificate of prior health coverage may be required to substantiate the creditable period of coverage.

The employee and his/her eligible dependents will be given credit for deductibles and coinsurance provided they submit evidence of amounts satisfied under the prior plan.

New hires will be subject to the waiting period, pre-existing condition exclusion, and all other Plan provisions.

                                        20


CASE MANAGEMENT AND ALTERNATE TREATMENT PROVISION

The Plan reserves the right to allow for care at home or other alternative methods of treatment or medical care not otherwise covered under the Plan. In cases where the patient's condition is expected to be or is of a serious nature, the Plan Administrator may arrange for review and/or case management services from a professional qualified to perform such services. The Plan Administrator shall have the right to alter or waive the normal provisions of the Plan when it is reasonable to expect a cost effective result without a sacrifice to the quality of patient care, provided such care is approved by the Plan's case management organization, the patient (or patient's legal representative), the attending physician, the Plan Administrator, and the Plan's reinsurance carrier.

Benefits provided under this section are subject to all other Plan provisions. Alternative care will be determined on the merits of each individual case and any care or treatment provided will not be considered as setting any precedent or creating any future liability, with respect to that covered person or any other covered person.

                                        21

                  COVERED MEDICAL EXPENSES

Unless specifically provided for in the Plan, covered medical expenses shall include, subject to the "General Plan Exclusions and Limitations," only usual, customary, and reasonable medically necessary charges for services and supplies which are incurred by a covered person and are:

1. Administered or ordered by a physician.

2. Medically necessary for the diagnosis and treatment of a non-work related illness or injury unless otherwise specifically included as a covered expense.

3. Not excluded under any provision or section of the Plan.

An expense is incurred on the date of treatment, service or purchase. Covered expenses are limited to:

1. Acupuncture performed by a physician (M.D. or D.O.) or licensed acupuncturist when medically necessary to treat a covered illness or injury.

2. Medical care and treatment of alcoholism or substance abuse furnished on an inpatient or outpatient basis by a hospital, treatment facility, physician, or licensed therapist for psychotherapy under direct supervision of an M.D., D.O., Ph.D., Ed.D., or Psy.D., and as described later in this section of the Plan. When direct supervision is not required by the state, that licensed therapist will be a recognized provider.

3. Allergy testing, treatment, and injections. RAST (radioallergosorbent test) allergy testing will be allowed only when medically necessary as the only alternative to traditional allergy testing.

4. Professional ambulance service when the covered person cannot be safely transported by any other means to the nearest facility where emergency care or treatment is rendered or when medically necessary, from one facility to another for care; or for professional ambulance from the facility to the patient's home when medically necessary. Air ambulance is covered only when terrain, distance or condition warrants. Ambulance charges for convenience are not covered.

5. Expenses made by an ambulatory surgical center, urgent care facilities, or minor emergency medical clinic when treatment has been rendered.

6. Expenses for amniocentesis testing and/or genetic counseling, when recommended by a physician for a covered person who is expected to deliver at age thirty-five (35) or older, or for a documented high-risk pregnancy, or family history of genetic disorder. Any procedure intended solely for sex determination is not covered.
                                        22


7. The cost and administration of an anesthetic by a physician or by a nurse anesthetist (CRNA) if necessary for a covered surgery. Benefit allowances are based on the complexity of the surgical procedure, the amount of time needed to administer the anesthetic, and the patient's physical condition at the time the service is provided. Standby anesthesia is a benefit when anesthesia services may potentially be required. These benefits depend upon the procedure and the circumstances of the case.

8. Assistant surgeon's fee when the procedure requires an assistant surgeon due to medical necessity.

9. Expenses for the testing to determine the diagnosis, medication and medical management of the medication for attention deficit disorder will be covered as any other illness under the Plan. All other expenses for treatment of attention deficit disorder will be covered under the mental health disorders provision of the Plan.

10.Biofeedback and equipment medically necessary for the treatment of a covered illness or injury.

11.Birthing centers.

12.Birth control pills, birth control injections, prescription birth control devices, and birth control implants. Removal of Norplant or a similar birth control implant is not covered unless it is medically necessary to remove it due to a medical complication involving the implant. All eligible charges for implanting Norplant are prorated into five (5) equal portions. Each year over the five (5) year period, one (1) portion (20% of the total charges) is payable, provided the person remains covered under this Plan.

13.Blood transfusions, blood processing costs, blood transport charges, blood handling charges, administration charges, the cost of blood, plasma and blood derivatives, and pre-surgical autologous storage of blood. Any credit allowable for replacement of blood plasma by donor or blood insurance will be deducted from the total of eligible covered expenses.

14.Cardiac exercise therapy when prescribed by a physician after cardiac surgery or myocardial infarction.

15.Chiropractic services will only be covered for the detection and correction by manual or mechanical means of a structural imbalance, distortion or subluxation in the human body or for the removal of nerve interference, where such interference is the result of or related to distortion, misalignment, or subluxation of or in the vertebral column. Maximum payable per six (6) consecutive month period is forty (40) visits.

16.Accredited facilities, clinics, or centers involved in the testing and treatment of chronic pain for a covered illness or injury.
                                        23


17.Cleft palate and cleft lip expenses as described later in this section of the Plan.

18.Dental treatment as described later in this section of the Plan.  Associated
   medical   charges for facility, anesthesia, etc. and related eligible charges are covered when dental surgery requires hospitalization.

19.Electrocardiograms, electroencephalograms, pneumoencephalograms, basal meta bolism tests, or similar well-established diagnostic tests generally approved by physicians throughout the United States.

20.The rental or purchase (whichever is less) of durable medical equipment.
   When purchase of durable medical equipment is covered, repair, maintenance, replacement, and adjustments will also be covered. Items such as air conditioners, purifiers, vibrating chairs, whirlpools, saunas, and dehumidifiers are not covered items.

21.Extracorporeal shock therapy (lithotripsy) for treatment of kidney stones.

22.Eye examinations by an ophthalmologist or optometrist (in those jurisdictions where permitted by law) for the purpose of prescribing corrective lenses. These vision benefits will include prescription lenses and frames and the replacement of lost, stolen, or broken eyeglass lenses, frames, or contacts payable to a maximum of $50 per person, per calendar year, not subject to deductible or coinsurance.

23.Prescription eyeglasses, frames or contact lenses will be covered when their function is to replace the human lens absent at birth or lost through intraocular surgery or ocular injury or when caused by a medically ascertainable problem. This benefit is not subject to the $50 maximum stated in the Vision Benefit provision. Limitation will be to one (1) pair of prescription eyeglasses or contact lenses, unless due to a change in prescription as a result of the surgery, injury, or medically ascertainable problem.

   The Plan will also cover eyeglasses or contact lenses when prescribed by the covered person's physician as the only method of treatment available for the treatment of aphakia or keratoconus.

24.Fetal surgery will be considered as part of the mother's care.

25.  Head halter or other traction apparatus.

26.Expenses for treatment of kidney disorder by hemodialysis or peritoneal dialysis as an inpatient in a hospital, or other facility, or for expenses in an outpatient facility or in your home, including the training of one (1) attendant to perform kidney dialysis at home. The attendant may be a family member. When home care replaces inpatient or outpatient dialysis treatments, the Plan will pay for rental of dialysis equipment and expendable medical supplies for use in your home.

27.  Home health care benefits as described later in this section of the Plan.

28.  Hospice benefits as described later in this section of the Plan.
                                        24


29.When hospitalized in a licensed hospital, reimbursement will be provided for care by a hospital for semiprivate room and board, intensive care, coronary care unit, or private room rate when documented in writing from the physician as medically necessary for treatment of the condition, and for all other medically necessary services and supplies. Expenses for a private room will be paid at the private room rate when the hospital only has private rooms.

   Hospital supplies covered will include one (1) admission kit. Benefits are also payable for outpatient hospital services and charges made by the hospital for outpatient surgery, emergency room treatment and other outpatient medical care.

30.Expenses incurred for the initial diagnosis and testing to determine infertility and impotency, whether a medical problem exists or not, is covered; expenses incurred in connection with the treatment, whether a medical problem exists or not, of infertility, impotency or promotion of conception, including drug therapy, are not covered.

31.  Insulin, related supplies, syringes.

32.  Laboratory and pathology services, and x-ray and radiology services.

33.   Surgery/procedures necessary for reconstruction of breast(s) after
mastectomy.    This benefit includes the costs of prostheses (implants, special
bras, etc.) and     physical complications of all stages of mastectomy,
including lymphedemas, as     recommended by the attending physician.  Coverage
also provides for surgery/    reconstruction on the breast which did not have
the mastectomy, in order to   produce a symmetrical appearance.

34.Medical supplies, including, but not limited to: dressings, sutures, casts, splints, trusses, crutches, colostomy bags, catheters, syringes and needles for administering covered drugs, medicines or insulin. Over-the-counter supplies, except for insulin, syringes and needles, and items that would not serve a useful medical purpose, or which are used for comfort, convenience, or personal hygiene, are not included.

35.Medical care and treatment of mental health disorder furnished on an inpatient or outpatient basis by a hospital, psychiatric hospital, mental health facility, physician, nurse practitioner or licensed therapist for psychotherapy under direct supervision of an M.D., D.O., Ph.D., Ed.D., or Psy.D., and as described later in this section of the Plan. When direct supervision is not required by the state, that licensed therapist will be a recognized provider.

36.  Licensed or registered midwife.

37.Any expenses for care or treatment provided by the United States government for non-service connected disabilities will be reimbursed to the Veterans Administration to the extent that the services are otherwise covered under the Plan.

38. Occupational therapy, only when prescribed by a physician as to type and duration and when the therapy is generally expected to improve bodily
  	  function. Occupational therapy for vocational testing, occupational training or retraining, even when due to a covered condition is
	  not covered.
                                   25

39. Outpatient Surgery, paid at 100%, subject to Plan deductibles and coinsurance.

40.Oxygen and other gases, and equipment necessary for its administration.

41.  Physical therapy performed by a physician or licensed physical therapist.

42.The services of a legally qualified physician for medical care and/or surgical treatments including but not limited to office visits, home visits, hospital inpatient care, consulting physician services, hospital outpatient visits/exams, clinic care, and second opinion consultations.

43.Physician's assistant fee when the procedure requires a physician's assistant due to medical necessity, in lieu of the service of an assistant surgeon.

44. Expenses for pre-admission testing, as described later in this section of the Plan.

45.Prescription drugs requiring the written prescription of a physician.
   Growth hormone therapy must be previously authorized with a letter from the physician documenting the need for such therapy in advance of dates of service. Newly approved drugs are not automatically covered, and must be authorized by the Plan Administrator.

46.Expenses incurred for private-duty nursing services by a practicing registered nurse (R.N.) or licensed practical nurse (L.P.N.) for:

     a. inpatient care only if the hospital does not have intensive care facilities or can not provide the level of care necessary; or
     b. outpatient care in the covered person's home or other outpatient location.

   The private nurse cannot be employed by the hospital and cannot reside in the same household with the covered person nor be related by blood, marriage or legal adoption to the employee or employee's spouse.

   All claims for private-duty nursing services must include a physician's certification that such services are medically necessary and indicate the nurse's degree and license number.

47.  Prostheses and orthopedic appliances including, but not limited to:

   a.   artificial arms, legs, larynx or eyes;
   b.   leg braces, including attached shoes;
   c.   arm and back braces;
   d.   maxillofacial prostheses;
   e.   cervical collars; and
   f.   non-cosmetic surgical implants.
                                        26


   Benefits include charges for the fitting, adjusting, repair or maintenance of such prosthetic or orthopedic appliances. Covered expenses are limited to the initial placement of prosthetic or orthopedic appliances when required to replace natural limbs or eyes lost while covered under this Plan.

   Orthopedic shoes are covered only when they are used with an attached leg brace. Prescription orthotics and arch supports are covered when medically necessary for treatment of a covered illness or injury.

48.  Radiation therapy, chemotherapy, radium, and radioactive isotope therapy.

49.  Rehabilitation expenses as described later in this section of the Plan.

50.Respiratory therapy ordered by a physician and performed by a registered respiratory therapist or qualified medical personnel.

51.Expenses for routine medical checkups, including pap smears, mammograms, prostate examinations and other routine diagnostic x-ray and lab tests; well-baby care; flu shots and pneumovax injections for adults; or any charge for checkup purposes not incident to or necessary to diagnose an injury or illness, to a maximum paid of $250 per person, per calendar year.

   Routine immunizations, vaccinations, and preventive shots recommended or required by the American Academy of Pediatrics and Department of Education, for eligible dependent children. Immunizations are also covered for covered adult participants.

52.Expenses for second or third surgical opinion as described later in this section of the Plan.

53. Skilled nursing care facility benefits as described later in this section of the Plan.

54.Accredited facilities, clinics or centers involved in sleep testing and treatment for a covered illness or injury.

55.Smoking cessation as described later in this section of the Plan.

56.Speech therapy, only when prescribed by a physician, with an estimated duration of treatment, and only for conditions caused by injury, illness or congenital defect or as a loss due to surgery.

   Speech therapy services must be performed by a therapist with a Clinical Competence Certification or Equivalency Statement from either the American Speech and Hearing Association or the Peer Review Board of the State Speech and Hearing Association.

57.Services for voluntary sterilization:  tubal ligations or vasectomies for employees and dependent spouses. Reversals are covered for employees only to a lifetime maximum of $1,000 for male employees and $2,000 for female employees.
                                        27


58.A surgical procedure performed by a physician, nurse practitioner working within the scope of their license, or licensed or registered midwife. There will be a reduction for secondary surgeries/procedures performed in the same operative session.

59.Medical or surgical services for the diagnosis, testing and treatment of temporomandibular joint (TMJ) disorders, regardless of the reason(s) such services are necessary. Benefits are limited to a maximum paid per person of $2,000 per lifetime.

60.Transplant and replacement procedures, including but not limited to the following, are covered as any other illness:

   a.   artery or vein transplants;
   b. bone marrow transplants, including a bone marrow transplant for breast cancer;
   c.   cornea transplants;
   d.   heart valve replacements;
   e.   implantable prosthetic lenses in connection with cataracts;
   f.   joint replacements;
   g.   kidney transplants;
   h.   prosthetic bypass or replacement vessels;
   i. human heart transplants (mechanical, artificial or other than human heart transplants are not covered);
   j.   heart and lung transplants;
   k.   lung transplants;
   l.   liver transplants;
   m.   pancreas transplants;
   n.   peripheral stem cell transplants; and

   any human organ transplant not considered to be experimental or investigational in nature under standards set by the Health Care Financing Administration (HCFA) and/or the National Institute of Health (NIH). Procedures that are considered experimental or investigational in nature may be covered subject to review by three licensed physicians who are board certified in the appropriate transplant specialty.

   In addition, the following limitations apply:

   a. Donor and Search and Procurement Expenses: If a covered person receives a transplant, the donor's expenses and the search and procurement expenses will be considered to be the covered person's even if the donor is covered under the same family plan as the covered person. Benefits will be paid for the donor's covered charges to the extent an actual charge is made that is not paid or payable by any other plan covering the donor. The maximum benefit that will be paid is limited to $10,000. The maximum amount may be increased to cover expenses over $10,000 subject to medical review for determination of coverage.
     b. Charges for Transportation, Lodging and Meals: If the recipient is a minor, this will include both parents, otherwise just the recipient and one (1) other adult.
     c.  Mandatory Second Surgical Opinion Requirement.  This must certify that the
		                                     28

patient has no alternative procedure, service, or course of treatment that would be effective in the treatment of the patient's condition.

61.Expenses for a covered illness or injury incurred while traveling outside the United States on business or pleasure. Expenses incurred outside the United States, if the covered person traveled to such a location for the primary purpose of obtaining medical services, drugs, or supplies, are not covered.

62.Weight control for employees only, as described later in this section of the Plan.

63.Wigs and artificial hairpieces will be covered to a maximum paid of $150 per person, per lifetime, upon receipt of a physician's prescription that indicates a medical condition for the hair loss.

ACCIDENT BENEFIT

Expenses for an accidental bodily injury will be paid at 100% for the first $500 for covered services provided within ninety (90) days from the accident. Thereafter, the deductible and coinsurance provisions apply. Expenses paid at 100% do not count toward the deductible nor do they count toward the out-of-pocket maximum.

This benefit shall not include eye refractions, eyeglasses, hearing aids, prosthetic devices or their fitting.

CHILDBIRTH CENTERS

Charges made by a childbirth center are covered for services and supplies furnished for:

1. prenatal care; and

2. delivery of child(ren).

A birthing center is a licensed facility which:

1. provides: (a) prenatal care; (b) delivery and immediate postpartum care; and (c) care of a child born at the birthing center; and

2. is directed by a physician specializing in obstetrics and gynecology; and

3. has a physician or licensed or registered midwife present at all births and during the immediate postpartum period; and

4. extends staff privileges to physicians who practice obstetrics and gynecology in the area; and

5. has at least two (2) beds or birthing rooms for use by patients during labor and delivery; and
                                        29


6. provides full-time skilled nursing services (directed by an R.N. or licensed or registered midwife) in the delivery and recovery rooms; and

7. provides diagnostic x-ray and lab services for the mother and newborn; and

8. has the capacity to administer a local anesthetic and perform minor surgery (including episiotomy and repair of perineal tear); and

9. is equipped and staffed to handle medical emergencies and provide immediate life support measures; and

10.accepts only patients with low risk pregnancies if a stand-alone facility, not part of a hospital; and

11.has a written agreement with an area hospital for emergency transfer of patients and ensures its staff is aware of such procedures; and

12.  provides an on-going quality assurance program; and

13.keeps a medical record on each patient.

CLEFT PALATE AND CLEFT LIP

The Plan will provide benefits for cleft palate and cleft lip. Cleft palate is defined as a birth deformity in which the palate (the roof of the mouth) fails to close, and cleft lip is defined as a birth deformity in which the lip fails to close.

The Plan will cover expenses incurred for the following services when provided by a physician, other professional provider, and facilities necessary for treatment.

1. Oral and facial surgery, surgical management and follow up care by plastic surgeons and oral surgeons.

2. Habilitative speech therapy.

3. Otolaryngology treatment.

4. Audiological assessments and treatment.

5. Orthodontic treatment.

6. Prosthodontic treatment.

7. Prosthetic treatment such as obturators, speech appliances, and feeding appliances.

DENTAL BENEFITS (Under the Medical Plan)

  The Plan will provide benefits for expenses incurred for the following dental services only: 30


1. Excision of exostosis of the jaw (removal of bony growth).

2. Surgical correction of accidental injuries of the jaws, cheeks, lips, tongue, floor of the mouth, and soft palate (provided the procedure is not done in preparation for dentures or dental prosthesis).

3. Treatment of fracture of facial bones.

4. Incision and drainage of cellulitis (inflammation of soft tissue).

5. Incision of accessory sinuses, salivary glands or ducts.

6. Extraction of impacted teeth partially or totally covered by bone.

7.     Dental Implants.

The Plan will pay for the charges for a semiprivate room and covered hospital ancillary services in a hospital if the covered person has a hazardous medical condition (such as heart disease) which requires that an otherwise non-covered dental procedure be performed in the hospital. The Plan will not pay for the services of the physician, dentist, or oral surgeon in relation to that non-covered dental procedure even if the hospital charges are paid.

The Plan will allow benefits for accident-related dental expenses not otherwise covered under any other provision of the Plan when all of the following criteria have been met.

1. The covered person is in need of dental services, supplies, and appliances because of an accident in which he/she sustained injuries of the mouth or oral cavity.

2. The injury occurred on or after the covered person's effective date of coverage.

3. Treatment must be for injuries to sound natural teeth.

4. Treatment must be necessary to restore the teeth to the condition they were in immediately before the accident.

5. Services must be performed within six (6) months after the accident, unless it can be shown that it was not medically possible to provide treatment within this period of time.

6. All services must be performed while the covered person's coverage is in effect.

The Plan will not pay for restoring the mouth, teeth, or jaws because of injuries from biting or chewing.

Limitations and Exclusions

1. Restorations - Benefits for restorations are limited to those services, supplies, and appliances determined to be appropriate in restoring the mouth, teeth, or jaws to the condition they were in immediately before the accident. 31


   No benefits will be paid for duplicate, or spare dental appliances, personalized restorations, cosmetic replacement of serviceable restorations, and materials (such as precious metals) that are more expensive than necessary to restore damaged teeth.

2. Surgical Preparations for Dentures - Artificial implanted devices and bone grafts for denture wear are not covered under the medical portion of the Plan.

HOME HEALTH CARE

Home health care benefits will include covered charges which meet all of the following requirements:

1. They are medically necessary for the care of a covered individual who is totally disabled and who would otherwise have been confined as a bed patient in a hospital or skilled nursing facility, provided:

   a.   the covered person is under the direct care of a doctor; and
   b. the plan of treatment for the home health care agency is established in writing by the attending doctor prior to the start of such treatment.

   Periodic assessment visits by either a physician or a licensed nurse will be required to determine the patient's condition, progress and level of care needs. After the period of time specified on the prescribed treatment plan, continuation of care depends on a reevaluation of the patient's status.

2. They are for services provided by a home health agency. A "home health agency" means an agency which meets the following requirements:

   a.   its primary services are those listed in 4. below; and
   b.   it is federally certified as a home health agency; and
   c.   it is licensed, if licensing is required.

3. Home health care benefits will include charges by a home health care agency to a maximum of sixty (60) visits per calendar year. A visit by a representative of a home health care provider, other than an aide, will be one (1) home health care visit. A visit by a home health care aide will be counted as one (1) visit for any four (4) hours or portion thereof.

4. Home health care benefits will be allowed for the following services:

     a.Professional nursing services performed by a registered nurse (R.N.), or under the supervision of an R.N.
     b.Physical therapy performed by a registered physical therapist. c.Occupational therapy performed by a properly accredited registered occupational therapist (OTR) or a certified occupational therapy assistant
     (COTA).
     d.Respiratory and inhalation therapy performed by a therapist trained or licensed to provide these services.
     e.Speech therapy and audiology given for speech disorders caused by a primary or secondary muscular or structural abnormality. Services must be provided by a properly accredited speech therapist who has received a Clinical Competence Certification or Equivalency Statement from either the American Speech and Hearing Association or the Peer Review Board of the State Speech and Hearing Association.
     f.Medical social services ordered by the attending physician and provided by a qualified medical or psychiatric social worker to assist you or your family in dealing with a specific medical condition. The individual providing such services must possess a degree in social work, psychology or counseling, or the documented equivalent in a combination of education, training and experience.
     g.Home health aide services required and supervised by a registered nurse or a physical, speech or occupational therapist.
     h.Medical supplies furnished to the covered person by the home health agency during visits for services.
     i. Nutrition counseling by a nutritionist or dietitian.
     j.The following additional items and services are eligible expenses under a home health care program. However, some of these expenses may also be covered under benefits otherwise provided by the Plan:

     1) Prostheses and orthopedic appliances.
     2) Rental or purchase of durable medical equipment.
     3) Expenses for prescription drugs, medicines, or insulin.

Limitations and Exclusions for Home Health Care

No home health care benefits will be paid for:

1. Custodial Care. The Plan will pay for one-time training for a family member, household resident, or non-professional person employed by the patient or family. This training covers the services necessary for the custodial or maintenance levels of care.

2. Non-Covered Services. The following list of services are not home health care benefits. However, some of these expenses may be covered under benefits otherwise provided by the Plan:

   a.   Blood, blood plasma, or blood derivatives.
   b.   Services provided by a hospital.
   c.   Services provided by a physician.
   d. Services related to non-covered conditions and surgeries, as excluded in the Plan.
   e. Services or supplies for personal comfort or convenience, including homemaker services.
   f.   Services related to well-baby care.
   g.   Food or meal services other than dietary counseling.
                                        32


3. Psychiatric Social Worker Services. The services of a psychiatric social worker which are not related to a home health program prescribed by a physician may be covered and paid as outpatient benefits as described in Mental Health Disorders, Alcoholism or Substance Abuse.

4. Review of Treatment. The Plan reserves the right to review treatment plans at periodic intervals.

HOSPICE CARE

Definition

An alternative way of caring for terminally ill individuals which stresses palliative care as opposed to curative or restorative care. Hospice care focuses upon the patient/family as the unit of care. Supportive services are offered to the family before and after the death of the patient. Hospice care addresses physical, social, psychological, and spiritual needs of the patient.

All Hospice Benefits

Benefits are allowed for hospice care provided under active physician and nursing management through a licensed hospice agency which is responsible for coordinating all hospice care services, regardless of the location or facility in which such services are furnished. Hospice care is provided in the covered person's home or on an inpatient basis in a licensed health care facility.

Benefits are allowed only for a terminally ill covered person with a life expectancy of six (6) months or less, who, alone or in conjunction with a family member or members, has voluntarily requested admission and been accepted into a hospice program.

All claims must include a physician's certification of the covered person's illness, including a prognosis for life expectancy and a statement that hospice care is medically necessary and a copy of the hospice agency's treatment plan.

Benefit Period

The benefit period for hospice care is limited to six (6) months from the date the terminally ill person entered hospice care or until death if the covered person continues to live beyond the prognosis for life expectancy. The maximum paid for hospice care is $25,000 per person, per lifetime. Coverage may be extended until the death of the covered person if he or she exceeds the $25,000 lifetime maximum.

The following services are covered:

 1. Inpatient hospice care provided on a regularly scheduled basis in a hospice facility governed by the hospice board of directors to ensure the overall continuum of patient care.
	                                     33


2. Home hospice care services provided in the covered person's home to meet the covered person's physical requirements and/or to accommodate a covered person's maintenance or supportive needs. This benefit is payable for any combination of the following:

     a.Professional nursing services provided by or under the supervision of a registered nurse (R.N.).
     b.Home health aide services under the supervision of a registered nurse or specialized rehabilitative therapist.
     c.Physical therapy performed by a registered physical therapist. d.Occupational therapy performed by a properly accredited registered occupational therapist (OTR) or a certified occupational therapy assistant
     (COTA).
     e.Speech therapy and audiology provided by a properly accredited speech therapist who has received a Clinical Competence Certification or Equivalency Statement from either the American Speech and Hearing Association or the Peer Review Board of the State Speech and Hearing Association.
     f.Respiratory and inhalation therapy performed by a therapist trained or licensed to provide these services.
     g.Nutrition counseling by a nutritionist or dietitian.
     h.Medical social services provided by a qualified individual who possesses a degree in social work, psychology, or counseling or the documented equivalent in a combination of education, training and experience. Such services must be provided at the recommendation of a physician for the purpose of assisting the covered person or immediate family in dealing with a specified medical condition.
	  i.Family counseling related to the covered person's terminal condition. j.Respite care which provides temporary relief for the covered person's family or other care giver for unforeseen emergencies and from the daily demands of care for the patient.
     k.Short-term inpatient care or continuous home care which may be required during a period of crisis, for pain control or for acute intervention alternatives and chronic symptom management. Benefits are limited to a separate thirty (30) day period for such care.
	   l.Medical supplies, including prescription drugs and biological drugs. m.Prostheses and orthopedic appliances.
   	n.Rental or purchase of durable medical equipment.

Limitations and Exclusions for Hospice Care

1. Non-Covered Services. The following items and services are not covered expenses under this hospice care program. However, some of these expenses may be covered under benefits otherwise provided by the Plan:

   a.   Blood, blood plasma, or blood derivatives.
   b.   Services provided by a hospital.
   c. Services related to non-covered conditions and surgeries, as excluded in the Plan.
   d.   Services related to well-baby care.

	                                       34


   e.Food services or meals other than dietary counseling.
   f.Services or supplies for personal comfort or convenience, including homemaker services, except in crisis periods or in association with respite care.
   g.Estate planning, drafting of wills, or other legal services.
   h.Funeral arrangements or services.

2. Review of Treatment. The Plan reserves the right to review treatment plans at periodic intervals.
3. Any covered charge paid under hospice benefits will not be considered a covered charge under any other benefit in the Plan.

HOSPITAL AUDIT SAVINGS

If you discover an overcharge or mistake on an inpatient or outpatient hospital bill, (excluding double billings and very obvious mistakes which would be caught during claims processing) you will receive (by check) 50% of the error to a $500 maximum per confinement if the following procedures are followed. This reimbursement is considered to be taxable income.

1. Within five (5) days of receiving your hospital bill, call Mountain States Administration at 303-360-9600 or 1-800-828-8847 to inform them that you have found an error(s) in the bill. This must be done before the hospital bill has been processed by Mountain States Administration.

2. Next, within the same five (5) day period, you must follow up with a letter to Mountain States Administration explaining how or why the bill is in error.

3. Once the error is confirmed with the hospital by Mountain States Administration and a corrected bill is received, you will receive your audit savings.

MATERNITY

This Plan complies with the requirements of the Newborns' and Mothers' Health Protection Act (NMHPA) of 1996. This Plan may not, under federal law, restrict benefits for any length of hospital stay in connection with childbirth for the mother or newborn child to less than forty-eight (48) hours following a normal vaginal delivery, or less than ninety-six (96) hours following a cesarean section, or require that a provider obtain authorization from the Plan for prescribing a length of stay not in excess of the above periods. The Plan may not penalize individuals nor provide incentives for earlier discharge, although the Plan may allow earlier discharge if the mother and physician agree.

Maternity expenses are covered as any other medical illness, including expenses for the diagnosis and care of a pregnancy and for the delivery services. Benefits are limited to covered employees and covered spouses as follows:

1. Maternity benefits will be subject to all Plan provisions.

2. Delivery must occur while the individual is a covered person under the Plan in order for delivery expenses to be a covered expense.
                                        35


3. Fetal surgery will be considered as part of the mother's care.

4. Expenses incurred as a result of elective induced abortions are covered for employees or spouses only, limited to one (1) procedure every three (3) years to a maximum of $300 per procedure.

Dependent children are not covered for maternity benefits unless due to a complication of pregnancy as defined below.

Complications of Pregnancy

Complications of pregnancy mean conditions with diagnoses that are distinct from pregnancy, but which are adversely affected by or are caused by a pregnancy. These expenses are covered as any other illness.

Complications of pregnancy include: acute nephritis, nephrosis, cardiac decompression, puerperal infection, toxemia, missed abortion, ectopic pregnancy that is terminated, spontaneous termination of pregnancy occurring during a term of gestation in which there is not a viable birth (this does not include voluntary or elective abortion), or other similar medical and surgical conditions of comparable severity.

Complications of pregnancy do not include: Cesarean section delivery, false or premature labor, occasional spotting, physician prescribed rest during pregnancy, morning sickness, hyperemesis gravidarum, pre-eclampsia, or other similar conditions associated with management of a difficult pregnancy but which do not constitute a diagnostically distinct complication of pregnancy.

MENTAL HEALTH DISORDERS, ALCOHOLISM OR SUBSTANCE ABUSE

Outpatient Treatment: Eligible charges are covered and payable per the Schedule of Medical Benefits.

Inpatient Treatment: Eligible charges are covered and payable per the Schedule of Medical Benefits. Each two (2) days of partial hospitalization will count as one (1) day inpatient care.

"Partial Hospitalization" means continuous treatment at a hospital or treatment facility for at least three (3) hours but not more than twelve (12) hours in any twenty-four (24) hour period.

Expenses for outpatient treatment do not apply toward medical out-of-pocket maximums.

Special Limitations for Alcoholism or Substance Abuse Treatment

1. When the purpose of admission is for convalescent or custodial care, no benefits are available. In those instances where the type of care rendered during a continuous period of confinement develops into convalescent or custodial care, that portion of the

	                               36

   stay beginning on the day of such development is excluded from benefit.
2. If a covered person shall remain in a hospital or treatment center after being advised by appropriate authority at said hospital or center that further inpatient care is unnecessary, benefits under this section will not be furnished for the remainder of that inpatient admission.
3. Benefits for inpatient care for alcoholism or substance abuse are available only when facility or physician discharging the covered person so certifies. That the covered person completed the full continuum of care.
4. Admissions solely for detoxification, which do not include rehabilitation, are not covered.

NEWBORN CARE

Hospital Confined - Surgical and birthing centers, hospital and doctor's charges for a newborn, "well-baby" including circumcision, shall be considered a covered expense from birth until initial discharge from the hospital. Newborn well-baby care is subject to the newborn's own deductible and out-of-pocket maximum.

Non-Hospital Confined - Routine examination and checkup charges, including immunizations, are covered expenses and payable according to the Schedule of Medical Benefits. Doctor visits for treatment of sickness or injury shall be treated as an illness, subject to the newborn's own deductible and out-of-pocket maximum.

In order for newborn care to be covered the employee must follow the enrollment requirements. Please refer to page 6. Failure to properly enroll the newborn child will result in a denial of benefits.

PRE-ADMISSION TESTING (Deductible Waived)

The Plan will pay for covered expenses for pre-admission testing on an outpatient basis performed within seven (7) days prior to a hospitalization for surgery. The charges must be related to the illness or injury that ultimately causes confinement. Pre-admission testing that is repeated in the hospital will not be paid unless medically necessary.

REHABILITATION CENTER BENEFIT

The Plan will pay for covered expenses the employee or his/her eligible dependent incur for a sickness or injury that results in the need for rehabilitation services as provided or offered in a rehabilitation hospital or center. The employee or his/her eligible dependent must be under the care of a physician for any benefits to be payable.

"Rehabilitation services" means a formal program of treatment that:

1. is provided to those individuals who have severe disabling impairments of recent onset or recent progression or persons who have not had prior exposure to these services and who require an identifiable intensity of services; and

2. is performed in a rehabilitation hospital or center either as an inpatient or an outpatient; and

	                                  37


3. is prescribed by a physician as medically necessary and is periodically reviewed; and

4. is prescribed in place of a stay in the acute setting of a hospital or is an extension of a hospital stay; and

5. is provided in a hospital or facility that is licensed and qualified to render rehabilitation services.

The primary emphasis of the program is providing, in a coordinated manner, those comprehensive services deemed appropriate to the needs of a person with a disability, in a program designed to achieve objectives of improved health, welfare and the realization of one's maximum physical, social, psychological and vocational potential for useful and productive activity.

Services must be of such a level of complexity or the condition of the patient must be such that services can be safely performed only by the qualified therapist or pathologist.

The Plan will not pay benefits for any alcoholism and/or substance abuse rehabilitation expenses under this provision.

SECOND SURGICAL OPINIONS (Deductible Waived)

Second surgical opinions will be paid at 100% for exams, x-rays and lab work incurred on an outpatient basis by a qualified physician, in the approved specialty, to substantiate medical necessity of the procedure to be performed. The physician giving the second opinion must not be professionally affiliated with the treating physician. A final opinion will be paid for in case of a conflict between the first two (2) opinions.

SKILLED NURSING CARE FACILITY BENEFIT

Expenses incurred for daily room and board and general nursing services for each day of confinement in a skilled nursing care facility are payable for no more than sixty (60) days per illness or injury. The daily rate allowed cannot exceed one-half of the semiprivate room charges made by the hospital in which the covered person was confined before transfer to the facility.

To be paid under this benefit the confinement means confinement in a skilled nursing care facility must:

1. begin while covered under this benefit; and

2. start within fourteen (14) days after discharge from:

   a.   a hospital confinement of at least three (3) consecutive days; or
   b.   a prior covered skilled nursing care facility confinement; and

3. be necessary for care or treatment of the same bodily injury or sickness which caused the hospital confinement; and
                                        38


4. occur while the covered person is under the regular care of a physician who certified the required confinement.

Expenses for private duty nursing or special nursery services are not covered under this benefit.

SMOKING CESSATION

Charges related to any generally recognized program specifically established to aid in the cessation of cigarette smoking are covered provided such services are performed at a facility which is under the direct supervision of a physician. This benefit will be paid at an amount not to exceed $200 per person in any three (3) year period, for covered employees and/or covered spouses.

SURGICAL BENEFITS

Surgical benefits are provided for surgeries resulting from illness or accidental bodily injury. The maximum amount of payment for a particular surgery is based upon the Usual, Customary, and Reasonable surgical charge
(UCR).  The definition of UCR is on page 64.

More than one (1) surgery performed by one (1) or more physicians during the course of only one (1) operative period is called a "multiple surgery." Because allowances for surgery include benefits for pre- and post-surgical care, total benefits for multiple surgeries are reduced so that pre- and post-surgery allowances of the major surgery are not duplicated. The reduced benefits vary, depending upon the circumstances of the multiple surgery. Variables include the number of incisions required, the location of the incision and the complexity of each surgical procedure.

Multiple surgery benefits for procedures performed on the same day, under the same anesthesia, will be allowed as follows:

1. For surgeries performed through the same incision, the Plan will allow 100% of the usual, customary, and reasonable allowance for the procedure with the greatest value, plus 50% of the usual, customary, and reasonable allowance for each additional procedure.

2. For surgeries performed through different incisions, the Plan will allow 100% of the usual, customary, and reasonable allowance for the procedure with the greatest value, plus 80% of the UCR allowance for the other procedure(s).

3. For similar procedures performed on the same day on opposite sides of the body, the Plan will allow 100% of the usual, customary, and reasonable allowance for the first procedure plus 80% of the UCR allowance for the other procedure(s).
                                        39


4. Multiple surgeries performed on the same foot: The Plan will allow 100% of the UCR allowance for the procedure of greatest value. For the procedure of the second greatest value, the Plan will allow 50% of the UCR allowance, and for all other surgeries the Plan will allow 25% of the usual, customary, and reasonable allowance.

5. For similar surgical procedures performed on both feet on the same day, the Plan will allow 100% of the UCR allowance for the procedure with the greatest value plus 80% of the UCR allowance for the procedure of the second greatest value and 50% of the UCR allowance for the procedure with the third greatest value. For each additional surgery, the Plan will allow 25% of the UCR allowance.

Surgical benefits are payable whether the operation is performed in the hospital or in the doctor's office. The physician's assistant expenses will be calculated at 15% and the assistant surgeon's expense will be calculated at 20% of the covered surgeon's fees.

WEIGHT REDUCTION BENEFIT

Charges related to weight reduction, weight control, and/or physical fitness, are covered provided such services are performed at a facility which is under the direct supervision of a physician. This coverage is restricted in that such charges may not exceed $1,000 in any five (5) year period. 40


          GENERAL PLAN EXCLUSIONS AND LIMITATIONS

The Plan will not provide benefits for any of the items listed in this section regardless of medical necessity or recommendation of a physician. This list is intended to give you a general description of expenses for services and supplies not covered by the Plan, and is not all inclusive:

1. Ambulance expense for convenience is not covered. Any expense for commercial transport, private aviation, or air taxi services are not covered regardless of the circumstances or their Federal Aviation Authority Certification. Any expenses for transportation by private automobile, commercial, or public transportation are not covered. The Plan will not pay for any of these services even if other means of transportation were not available.

2. Any expenses for artificial insemination, including but not limited to, in vitro fertilization, GIFT procedure, surrogate parents, or expenses related to other direct attempts to induce pregnancy including drug and hormone therapy.

3. Services and treatment, including drugs related to behavioral disorders, communication delays, conduct problems, learning disabilities, and developmental delays, special education, counseling, therapy, or training. Expenses incurred for initial diagnostic testing to determine the diagnosis will be covered. (However, expenses for the medication and medical management of the medication for attention deficit disorders will be covered.)

4. Expenses for birthing classes.

5. Expenses for breast pumps and infant formula.

6. Any expenses which are reimbursed or which are repaid through any charitable or governmental public program.

7. Expenses required only for the convenience of the covered person or the covered person's physician.

8. Expenses for removal of corns, calluses, or trimming of toenails, except when necessary in the treatment of a metabolic or peripheral vascular disease. (Prescription orthotics and arch supports are covered when medically necessary for treatment of a covered illness or injury.)

9. Any expenses for cosmetic surgery, or the revision of a previous procedure performed for cosmetic purposes, including, but not limited to, breast augmentation. Cosmetic surgery is beautification or aesthetic surgery to improve an individual's appearance by surgical alteration of a physical characteristic. Cosmetic surgery for psychiatric or psychological reasons, or to change family characteristics or conditions due to aging is not covered. For Plan participants who elect reconstruction after mastectomy the following reconstructive surgery is covered: 1) reconstruction of the breast on which the mastectomy has been performed; 2) surgery and reconstruction of the other breast to produce a symmetrical appearance; and
   3) coverage for prostheses and physical complications of all stages of mastectomy in a manner determined in consultation with the attending physician and the patient. Such coverage may be subject to annual deductibles and coinsurance provisions as may be deemed appropriate and as are consistent with those established for other benefits under the Plan.

   Benefits for cosmetic surgery and related expenses are allowed only when such surgery is required as the result of a congenital anomaly or an accidental injury.

10.Any expense as a result of a court order will only be paid if it would ordinarily be a covered expense under the plan.

11.  Any expenses related to custodial care, sanitarium care, or rest care.

12.Expenses for deluxe or luxury items: examples are motorized equipment when manually operated equipment can be used. The Plan will cover deluxe equipment only when additional features are required for effective medical treatment, or to allow the covered person to operate the equipment without assistance.

   Air conditioners, purifiers, humidifiers, corrective shoes, heating pads, hot water bottles, exercise equipment, whirlpools, waterbeds or other floatation mattresses, self-help devices, and other clothing and equipment which is not medical in nature are not covered, regardless of the relief they provide for a medical condition.

13.Any expenses for dental services or dental supplies, except where specifically indicated as a covered expense.

14.Expenses incurred for diagnostic admissions. If the covered person is admitted as an inpatient to a hospital for diagnostic procedures, and could have received these services as an outpatient without endangering his/her health then the Plan will not pay for hospital room and board charges or other charges that would not have been incurred if the covered person had received the services as an outpatient.

15.Expenses incurred for domiciliary care. Care provided in a residential institution, treatment center, half-way house, or school because a covered person's own home arrangements are not appropriate, and consisting chiefly of room and board, is not covered, even if therapy is included.

16.Expenses for examinations for employment, licensing, insurance or adoption purposes.

17.Expenses which are deemed experimental or investigational or are considered an unproven health practice as determined by a medical review organization, The Health Care Financing Administration (HCFA) and/or the consensus of the medical industry or community.

18.Expenses for any eye surgery in connection with radial keratotomy or any procedure designed to correct farsightedness, nearsightedness or astigmatism. This includes any related charges for medical or hospital services and/or supplies

19.Hair transplants, implants or drugs even if there is a physician's prescription and medical reason for the hair loss.

20.  Expenses for health club membership.

21.Hearing aids and supplies, hearing examinations, evaluation for hearing aids, and hearing therapy. This exclusion shall not apply to the initial purchase of a hearing aid if the loss of hearing is a result of a surgical procedure performed while coverage is in effect.

22.Expenses related to hypnosis whether for medical or anesthesia purposes, except where approved for smoking cessation.

23.Any expenses for testing or treatment of an illness or injury which is not recommended by, or for which a covered person is not under the regular care of, a physician.

24.Expenses incurred in connection with the treatment of infertility, impotency, or promotion of conception, including drug and hormone therapy.

25.Inpatient admissions before coverage becomes effective. When inpatient services begin before coverage under the Plan becomes effective, the entire hospital or facility stay will not be covered.

26.Any expenses for late claims filing. Expenses submitted for coverage more than fifteen (15) months after the date of service are late.

27.Services or supplies for which there is no legal obligation to pay, or charges which would not be made but for the availability of benefits under the Plan.

28.Expenses for lifestyle and personal growth counseling.

29.  Expenses for mailing or sales tax.

30.  Marital counseling or related services.

31.Any expenses incurred by a masseur, physical culturist, or physical education instructor are not covered.

32.Any expenses for preparing medical reports, including preparation and presentation, or itemized bills, unless requested by Mountain States Administration, to a maximum of $50.

33.Expenses for examinations and treatment conducted for the purpose of medical research.
	                                     41


34.Any expenses not medically necessary for diagnosis or treatment, except as specifically indicated as a covered medical expense.

35.Expenses for missed appointments in a provider's office and/or charges incurred when scheduled services are canceled by the covered person.

36.Any services, supplies or drugs related to non-covered services or complications arising from such non-covered services are not a benefit (such as non-covered artificial conception, cosmetic surgery, sex change operations, and experimental/ investigational procedures).

37.Non-medical expenses such as training, education instructions, educational materials, or studies, modifications to home, vehicle, or work place to accommodate medical conditions, even if they are performed or prescribed by a physician.

38.Expenses for services or supplies not included as a covered expense under the Plan, even though provided, ordered or referred by a recognized provider of the Plan, unless authorized as a part of Medical Case Management.

39.The Plan will not pay for occupational, physical, or speech therapy or chiropractic services to maintain function at a level to which it has been restored, or when no further significant practical improvement can be expected.

40.Orthognathic (Jaw) Surgery. The only circumstances under which benefits will be allowed for upper or lower jaw augmentation or reduction procedures is when restoration is required as the result of an accidental injury or congenital defect.

41.Any expenses for professional services performed by a person who ordinarily resides in the covered person's household or who is related to the covered person, such as a spouse, parent, child, brother or sister, whether such relationship is by blood or exists in law.

42.Services or supplies used primarily for personal comfort or convenience that are not related to the treatment of the covered person's condition.
   Examples: guest trays, beauty and barber shop services, gift shop purchase, telephone, television, more than one (1) admission kit per hospitalization, and personal laundry services.

43.Accidents, when no-fault automobile coverage exists or should have existed had there been compliance with applicable no-fault regulations. Expenses in excess of applicable no-fault reimbursements are covered expenses.

   If you are a non-owner operator, passenger, or a pedestrian injured by a vehicle even though the vehicle(s) involved are not covered by personal injury protection (PIP) or no-fault automobile insurance, the Plan will pay eligible benefits related to a covered person's injuries.

43.Services related to post-mortem testing.

                                       42

44.Expenses that are subject to the pre-existing condition exclusion provision.

45.Expenses for prescription drugs or substances not approved for general use by the Food and Drug Administration (FDA) and drugs which have been labeled "Caution, Limited by Federal Law for Experimental Use".

46.Benefits for prescription drugs and medicines will not be provided when a written prescription is not required in order to purchase a certain drug or medicine, even when a prescription number has been assigned.

47.Expenses incurred prior to the covered person's effective date of coverage and expenses after the date the employee ceases to be covered under the Plan.

48.Care in any private institution, or any institution owned or operated by the federal, state, or local government, which would be provided to the covered person without charge were it not for the fact that benefits were available to such covered person under the Plan. This exclusion will not apply if the claim is made by the Veterans Administration under Title 38 of the U.S. Code for treatment of a veteran not having a service connected disability.

49.Psychoanalysis or psychotherapy that can be credited towards earning a degree or furtherance of the education or training of a covered person regardless of diagnosis or symptoms that may be present.

50.Any treatment or service furnished by:  a physician or other health care provider who is a resident or intern of a general hospital, a physician or health care provider who is reimbursed for his or her services by a general hospital, or a physician or health care provider who is a resident of a covered person's household or member of the immediate family.

51.Benefits for restoration or reconstructive surgery and related expenses are allowed only when such surgery is required as a result of a congenital anomaly, accidental injury, disease process or its treatment. Please see information regarding mastectomy reconstruction benefits on page 24.

52.Any expenses for rhinoplasty, blepharoplasty or brow lift except expenses for rhinoplasties and blepharoplasties to correct a functional condition, or expenses for rhinoplasty to correct a condition as a result of an accidental injury.

54.Expenses incurred for treatment, testing, procedures, devices, drugs, therapy and training and self-help programs include but are not limited to:

   a.   Any type of goal-oriented or behavior modification therapy.

	                                	  43


   b. Educational programs such as diabetic instruction, cardiac class or arthritis class.
   c.   Holistic medicine, environmental medicine, and naturopathic medicine.
   d.   Megavitamin therapy.
   e.   Myotherapy or massage therapy.
   f.   Recreational, sex addiction, primal scream, and Z therapies.
   g.   Religious or marital counseling.
   h.   Rolfing.
   i.   Self-help, stress management.
   j.   Sensitivity or assertiveness training.
   k.   Transactional analysis, encounter groups, and transcendental meditation
        (TM).

55.Any services, care or treatment for transsexualism, gender dysphoria, sexual reassignment or change, sexual dysfunction or inadequacy procedures, including drugs, medication, implants, hormone therapy, surgery, medical or psychiatric care or treatment.

56.Travel expenses of a physician attending a covered person or travel expenses of a covered person, although recommended by a physician, except as specifically indicated as a covered medical expense.

57.Any expenses which exceed the usual, customary, and reasonable expenses for the care rendered.

58.Vision therapy, orthoptic training (eye muscle exercise).

59.Vitamins, minerals, nutritional supplements, appetite suppressants, dietary supplements, and formulas whether or not prescribed by a physician.

60.Any charges for any condition, disability or expense resulting from or sustained as a result of voluntary participation in or being engaged in an illegal occupation, riot, commission of or attempted commission of an assault or a felonious act.

61.Any charges for any condition, disability or expense resulting from or sustained as a result of war or act of war, declared or undeclared, civil war, insurrection, rebellion or revolution, or to any act or condition incident to any of the foregoing, unless as a result of a random act.

62.Weekend hospital admission unless due to an emergency or unless surgery is scheduled within twenty-four (24) hours.

   Admissions prior to surgery. If the employee or his/her dependent is admitted to the hospital prior to the day of surgery, no benefits will be paid for expenses incurred during that period prior to surgery unless the admission is medically necessary due to: (a) an emergency situation; or (b) complications which require admission prior to the day of surgery.

63.Expenses for treatment, supplies, instruction or activities for weight reduction,
	                                    44

   weight control, weight loss programs or physical fitness even if the services are performed or prescribed by a physician except where specifically indicated as a covered expense. Obesity in itself is not considered an illness or disease and benefits are not allowed solely for its evaluation and treatment.

64.Any expenses for any condition or disability which is due to injury or illness arising out of or in the course of any occupation or employment for wage or profit or which would entitle the covered person to any benefit under a workers' compensation act, law or similar legislation, including those situations whereby the covered person lawfully chose not to be covered or waived or failed to assert his/her rights under a workers' compensation law, act or similar legislation.

                                        45


                        DEFINITIONS

The terms as used herein shall be deemed to define terms that may be used in the wording of the Plan Document. These definitions shall not be construed to provide coverage under any benefit unless specifically provided.

"Accident" means a sudden and unforeseen event, definite as to time and place.

"Administrator" means, as defined by federal law, the Plan Administrator.

"Affiliated Companies" means all wholly owned subsidiaries of Scott's Liquid Gold - Inc.

"Alcoholism" means a morbid state caused by excessive or compulsive consumption of alcohol.

"Alcoholism and Substance Abuse Treatment Facility" means an institution which meets all of the following:

1. Provides a program for diagnosis, evaluation, and effective treatment of alcoholism and/or substance abuse;

2. Provides detoxification services needed with its effective treatment program;

3. Provides infirmary level medical services or arrangements with a hospital in the area for any other medical services that may be required;

4. Is at all times supervised by a staff of physicians;

5. Provides at all times skilled nursing care by licensed nurses who are directed by a full-time registered nurse (R.N.);

6. Prepares and maintains a written plan of treatment for each patient based on medical, psychological and social needs which is supervised by a physician; and

7. Meets licensing standards.

"All Day" shall be considered to begin at 12:01 a.m., and to end immediately prior to 12:01 a.m. standard time at the residence of the employee, as stated in his/her application/ request for coverage under the Plan; or if none is stated, at the address of the company.

"Alternate Payee Provision" means the Plan must make payments to your separated/ divorced spouse, state child support agencies or Medicaid agencies if required by a qualified medical child support order (QMCSO) or state Medicaid law.

"Ambulance" means a specially designed or equipped vehicle which is licensed for transferring the sick or injured. It must have customary patient care, safety, and life-saving equipment, and must utilize trained personnel. 46


"Ambulatory Surgical Center" means an institution or facility, licensed by the jurisdiction in which it is located, either free standing or as part of a hospital with permanent facilities, equipped and operated for the primary purpose of performing surgical procedures and which a patient is admitted to and discharged from within a twenty-four (24) hour period. An office maintained by a physician for the practice of medicine or dentistry, or for the primary purpose of performing terminations of pregnancy, shall not be considered to be an ambulatory surgical center.

"Anesthesia" means general anesthesia which produces unconsciousness in varying degrees with muscular relaxation and a reduction or absence of pain. Regional or local anesthesia produces similar effects to a limited region of the body without causing loss of consciousness. Anesthesia is administered by a physician or certified registered nurse anesthetist (CRNA).

"Assignment of Benefits" means payments will also be made in accordance with any assignment of rights required by a state Medicaid plan.

"Benefit Percentage" means that portion of eligible expenses to be paid by the Plan in accordance with the coverage provisions as stated in the Plan. It is the basis used to determine any out-of-pocket expenses which are to be paid by the participant.

"Calendar Year" means a period of time commencing on January 1 and ending on December 31 of the same year.

"Child" - Refer to "Dependents Eligible for Coverage," #2, page 7.

"Claims Administrator" means Mountain States Administration (MSA). MSA has been hired as the third party contract administrator by the Plan Administrator to perform claims processing and other specified administrative services in relation to the Plan. The contract administrator is not an insurer of health benefits under this plan, is not a fiduciary of the plan, and does not exercise any of the discretionary authority and responsibility granted to the plan administrator. The contract administrator is not responsible for plan financing and does not guarantee the availability of benefits under this plan.

"Cleft Lip" means a birth deformity in which the lip fails to close.

"Cleft Palate" means a birth deformity in which the palate (the roof of the mouth) fails to close.

"Close Relative" means the spouse, parent, brother, sister, child, (to include step-relations), or spouse's parent, brother, sister or child (to include step relations).

"COBRA" refers to the Consolidated Omnibus Budget Reconciliation Act of 1985 signed into law (Pub. L. 99-272) April 7, 1986, which amends the Internal Revenue Code, the Public Health Service Act, and Title I of the Employee Retirement Income Security Act of 1974 to require certain group health plans of covered employers to give employees and certain family members the opportunity to continue their health care coverage at group rates in certain instances where the coverage would otherwise end.
                                        47


Exhaustion of COBRA continuation coverage means that an individual's COBRA continuation coverage ceases for any reason other than either failure of the individual to pay premiums on a timely basis, or for cause (such as making a fraudulent claim or an intentional misrepresentation of a material fact in connection with the plan).

"College" - See definition of University.

"Common-Law Marriage" means a marriage in which the covered person resides as common-law and files both federal and state taxes as married, provides evidence of cohabitation as husband and wife, and by general reputation the two (2) individuals are living together as husband and wife and claiming to be such, and submits a notarized affidavit verifying common-law marriage status. By general reputation is meant the understanding among the neighbors and acquaintances with whom the parties associate in their daily lives, that they are living together as husband and wife, and not that they are merely living together.

"Company" means Scott's Liquid Gold - Inc. & Affiliated Companies, and any subsidiary or affiliate which adopts the Plan and business and becomes a party to the Plan.

"Condition" means a medical condition. Refer to page 57 for the definition of "Medical Condition."

"Consultation" means a service provided by another physician at the request of the physician in charge of your case. The consulting physician often has specialized skills that are helpful in diagnosing or treating the illness or injury.

"Contribution" means the amount payable by the employer or the amount payable by the employer/employee jointly for participation in the benefits of the Plan.

"Convalescent Nursing Facility" - See definition of "Skilled Nursing Care Facility".

"Cosmetic Procedure/Surgery" means a procedure performed solely for the improvement of a covered person's appearance rather than for the improvement or restoration of bodily function. Cosmetic procedures performed for psychiatric or psychological reasons or to change family characteristics or conditions due to aging are not covered under the Plan.

"Covered Expense/Covered Service" means any necessary usual, customary, and reasonable item of expense at least a portion of which is covered under the Plan.

"Covered Person" means any employee or dependents of an employee and/or a person and his/her dependents who are included in a class or group of persons to which the Plan has been extended, meeting the eligibility requirements for coverage as specified in the Plan, and are properly enrolled in the Plan.

"Creditable Coverage" means coverage of an individual under any of the following:

1. A group health plan (see definition below);

2. Health insurance coverage as defined below (without regard to whether the coverage is offered in the group market, the individual market, or otherwise);

3. Part A or Part B of Medicare;

4. Medicaid, other than coverage consisting solely of benefits under the program for distribution of pediatric vaccines;

5. Medical and dental care for members and certain former members of the uniformed services, and for their dependents.

6. A medical care program of the Indian Health Service or of a tribal organization;

7. A State health benefits risk pool;

8. A health plan offered under the Federal Employees Health Benefits Program;

9. A public health plan, which means any plan established or maintained by a State, county, or other political subdivision of a State that provides health insurance coverage to an individual who are enrolled in the plan; and

10.A health benefit plan under the Peace Corps Act.

Creditable coverage does not include:

1. Accident only coverage including accidental death and dismemberment;

2. Disability income insurance;

3. Liability insurance, including general liability insurance and automobile liability insurance;

4. Coverage issued as a supplement to liability insurance;

5. Workers' compensation or similar insurance;

6. Automobile medical payment insurance;

7. Credit-only insurance (for example, mortgage insurance); and

8. Coverage for on-site medical clinics.

9. Limited Scope Benefits. Refer to page 57 for the definition of "Limited Scope Benefits."

10.Long-term care benefits.

11.Supplemental benefits.  Refer to page 63 for the definition of "Supplemental
   Benefits".

12.Non-coordinated benefits such as: (a) coverage for only a specific disease or illness (for example, cancer only policies) or hospital indemnity or other fixed dollar indemnity insurance (for example, $100/day) which are provided under a separate policy, certificate, or contract of insurance; (b) there is no coordination between the provision of benefits and an exclusion of benefits under any group health plan maintained by the same plan administrator; and (c) the benefits are paid with respect to an event without regard to whether benefits are provided under any group health plan maintained by the same plan administrator.

"Custodial Care" means that type of care or service, wherever furnished and by whatever name called, which is designed primarily to assist in meeting the needs of daily living of a covered person, whether or not totally disabled, in the activities included, but not limited to: bathing, dressing, feeding, preparation of special diets, assistance in walking or in getting in and out of bed, and supervision over medication which can normally be self-administered.

"Dentist" means a person duly licensed to practice dentistry by the governmental authority having jurisdiction over the licensing and practice of dentistry in the locality where the service is rendered.

"Dependent" - Refer to "Dependents Eligible for Coverage" on pages 6 through 9.

"Durable Medical Equipment" means equipment which is able to withstand repeated use, used to serve a medical purpose, and not generally useful to a person in the absence of illness or injury.

"Effective Date" means the date as of which the employer and any subsidiary or affiliate adopts the Plan; or the date the employee and his/her eligible dependent are properly enrolled in the Plan as specified in the eligibility requirements for coverage.

"Eligible Expenses" means any medically necessary treatments, services or supplies that are not specifically excluded from coverage elsewhere in this Plan.

"Emergency Services" means treatment for an illness or injury which develops suddenly and unexpectedly and which in the absence of immediate medical treatment would result in the condition becoming significantly worse, or result in the death of the covered person.

"Employee" means a person employed by the company and/or who is included in a class or group of persons to which the Plan has been and continues to be extended, and who is properly enrolled in the Plan.

"Employer" as defined by ERISA Section 3(5), is "any person acting directly as an employer, or indirectly in the interest of an employer, in relation to an employee benefit plan; and includes a group or association of employers acting for an employer in such capacity." Specific to this Plan, "employer" means Scott's Liquid Gold - Inc. & Affiliated Companies, and any subsidiary or affiliate which adopts the Plan and business and becomes a party to the Plan.
                                        48


"Enrollment Date" (enrollment date and first day of coverage) means the following:

1. Enrollment date means the first day of coverage or, if there is a waiting period, the first day of the waiting period (typically the date employment begins).

2. First day of coverage means, in the case of an individual covered for benefits under a group health plan in the group market, the first day of coverage under the plan and, in the case of an individual covered by health insurance coverage in the individual market, the first day of coverage under the policy.

"ERISA" refers to the Employee Retirement Income Security Act of 1974 or any provision or section thereof which is herein specifically referred to as such act, provision or section which may be amended from time to time.

"Exclusion" means any provision of the Plan whereby coverage for a specific service or condition is entirely eliminated regardless of medical necessity.

"Experimental or Investigational Services" means:

1. Care, procedure, treatment or technology which: (a) is not widely accepted as safe, effective and appropriate for the injury or sickness throughout the recognized medical profession and established medical societies in the United States; or (b) is experimental, in the research or investigational stage, or conducted for research or similar purposes.

2. Drugs and tests which: (a) the Federal Food and Drug Administration has not approved for general use; (b) are considered experimental; or (c) are for investigational use. Drugs and tests approved for a specific medical condition but which are used for another condition, will be considered experimental.

In determining any of the above, the Plan will rely on recognized medical sources such as, but not limited to, the Data Project of the American Medical Association, the National Institute of Health, the U.S. Food and Drug Administration, the Health Care Finance Administration (HCFA), and other broadly accepted medical authorities and sources.

"Family" means a covered employee and his/her eligible dependents.

"Full-Time Employment" means a basis whereby a regular employee is employed by the company and scheduled to work at least thirty (30) hours per week. Such work may occur either at the usual, customary, and reasonable place of business of the company or at a location to which the business of the company requires the employee to travel, and for which he or she receives regular earnings from the company.

"Full-Time Student" means an employee's dependent child who is enrolled in and regularly attending an accredited college or university, high school or vocational school for the minimum number of credit hours required by that school, college or university in order to maintain full-time student status.
                                        49


"Genetic Information" means information about genes, gene products, and inherited characteristics that may derive from the individual or a family member. This includes information regarding carrier status and information derived from laboratory tests that identify mutations in specific genes or chromosomes, physical medical examinations, family histories, and direct analysis of genes or chromosomes.

"Group Health Insurance Coverage" means health insurance coverage offered in connection with a group health plan.

"Group Health Plan" means a plan (including a self-insured plan) of, or contributed to by, an employer (including a self-employed person) or employee organization to provide health care (directly or otherwise) to the employees, former employees, the employer, others associated or formerly associated with the employer in a business relationship, or their families.

"Health Insurance Coverage" means benefits consisting of medical care (provided directly, through insurance or reimbursement, or otherwise) under any hospital or medical service policy or certificate, hospital or medical service plan contract, or HMO contract offered by a health insurance issuer.

"Health Insurance Issuer" means an insurance company, insurance service, or insurance organization (including an HMO) that is required to be licensed to engage in the business of insurance in a State and that is subject to State law that regulates insurance (within the meaning of Section 514(b)(2) of ERISA). Such term does not include a group health plan.

"Hemodialysis" means the treatment of an acute or chronic kidney ailment during which impurities are removed from the blood with dialysis equipment.

"HIPAA" means The Health Insurance Portability and Accountability Act of 1996, enacted on August 21, 1996. HIPAA amends the Public Health Service Act (PHS
Act), the Employee Retirement Income Security Act of 1974 (ERISA), and the Internal Revenue Code of 1986 (CODE), significantly expanding employee access to health care coverage.

"Home Health Care Agency" means a public or private agency or organization that specializes in providing medical care and treatment in the home. Such a provider must meet all of the following conditions:

1. It is primarily engaged in and duly licensed, if such licensing is required, by the appropriate licensing authority to provide skilled nursing services and other therapeutic services.

2. It has policies established by a professional group associated with the agency or organization. This professional group must have at least one (1) physician and at least one (1) graduate registered nurse (R.N.) to govern the services provided and it must provide full-time supervision of such services by a physician or graduate registered nurse (R.N.). 50


3. It maintains a complete medical record on each patient.

4. It has a full-time administrator.

5. It is a provider of services under Medicare.

In rural areas where there are no agencies which meet the above requirements or areas in which the available agencies do not meet the needs of the community, the services of visiting nurses may be substituted for the services of an agency.

"Home Health Care Plan" means a program for continued care and treatment of the covered person established and approved in writing by the covered person's attending physician. Home Health Care must be either: (a) an alternate form of treatment which is cost effective or reasonable compared to other options, or
(b) must begin within seven (7) days following discharge from an inpatient hospital confinement of at least three (3) days, be for the same or related condition, and the attending physician must certify that the proper treatment of the illness or injury would require continued confinement in a hospital in the absence of Home Health Care.

"Hospice" means a health care program providing a coordinated set of services rendered at home, in outpatient settings or in institutional settings for covered persons suffering from a condition that has a terminal prognosis. A hospice must have an interdisciplinary group of personnel which includes at least one (1) physician and one (1) graduate registered nurse (R.N.), and it must maintain central clinical records on all patients. A hospice must meet the standards of the National Hospice Organization (NHO) and applicable state licensing requirements.

"Hospice Benefit Care Period" means a specified amount of time during which the covered person undergoes treatment by a hospice. Such time period begins on the date the attending physician of a covered person certifies a diagnosis of terminally ill, and the covered person is accepted into a hospice program.

"Hospital" means an institution which meets all of the following conditions:

1. It is licensed and operated in accordance with the laws of jurisdiction in which it is located which pertain to hospitals; is engaged primarily in providing medical care and treatment to ill and injured persons on an inpatient basis at the patient's expense; maintains on its premises all the facilities necessary to provide for diagnosis and medical and surgical treatment of an illness or an injury; and such treatment is provided by or under the supervision of physicians with continuous twenty-four (24) hour nursing services by graduate registered nurses (R.N.s).

2. It qualifies as a hospital, a psychiatric hospital, or a tuberculosis hospital and is accredited by the Joint Commission on the Accreditation of Health Care Organizations (JCAHO).

                                        51

3. It is a provider of services under Medicare.

4. It is not, other than incidentally, a place for rest, a place for the aged or a nursing home.

5. A free-standing facility which is licensed to treat alcohol and substance abuse will meet the definition of a hospital.

"Hospital Miscellaneous Expenses" means the actual charges made by a hospital in its own behalf for services and supplies rendered to the covered person which are medically necessary for the treatment of such covered person. Hospital miscellaneous expenses do not include charges for room and board or for professional services of a physician and drugs or supplies not consumed or used in the hospital.

"Illness/Sickness" means any bodily sickness, disease or mental/nervous disorder. For purposes of this plan, pregnancy will be considered as any other illness.

"Incurred Expenses/Services" means those treatments, services and supplies rendered to a covered person. Such expenses shall be considered to have occurred at the time or on the date the treatment, service or purchase is actually provided.

"Injury" means sudden and instant damage to the body, which is unintended and undesigned by the individual and which results directly from and independently of all other causes of loss covered by the Plan.

"Inpatient" refers to the classification of a covered person when that person is admitted to a hospital, hospice, or convalescent facility for treatment, and charges are made for room and board to the covered person as a result of such treatment, upon the recommendation of a physician.

"Intensive Care Unit" means a section, ward, single room or coronary care unit within the hospital which is separated from other facilities and:

1. is operated exclusively for the purpose of providing professional medical treatment for critically ill patients; and

2. has special supplies and equipment necessary for such medical treatment available on a standby basis for immediate use; and

3. provides constant observation and treatment by registered nurses (R.N.s) or other highly trained hospital personnel.

"Laboratory, Pathology Services, X-Ray and Radiology Services" means:

  Laboratory and pathology services - testing procedures required for the diagnosis or treatment of a condition. Generally, these services involve the analysis of a specimen of tissue or other material which has been removed from the body. Diagnostic medical procedures requiring the use of technical equipment for evaluation of body systems are also considered laboratory services. Examples: electrocardiograms (EKGs) and 52 electroencephalograms (EEGs).

X-ray and radiology services - services including the use of radiology, nuclear medicine, and ultrasound equipment to obtain a visual image of internal body organs and structures, and the interpretation of these images.

"Late Entrant" means an employee or dependent who does not enroll during the initial period in which he or she is eligible to enroll, or during a special enrollment period when there is a change in family status or loss of coverage under another plan. Coverage for a late entrant will begin the date the former coverage ended as long as the application is made within thirty (30) days.

"Life-Threatening Emergency" shall mean the sudden and unexpected onset of a condition which threatens life, limb, or organ system and requires immediate medical or surgical intervention, but in no case later than twenty-four (24) hours after onset.

"Limitation" means any provision other than an exclusion, which restricts coverage under the Plan, regardless of medical necessity.

"Limited Scope Benefits" are dental, vision or other types of benefits which are not deemed an integral part of the Plan and the participant has the right to elect to receive such coverage and pay an additional contribution for such coverage; or a benefit provided under a separate plan or policy. They are limited in scope to a narrow range or type of benefits that are generally excluded from hospital/medical/surgical benefit packages.

"Maternity" means that physical state which results in childbirth, abortion, or miscarriage, and any medical complications arising out of or resulting from such state.

"Medicaid" - Title XIX (Grants to states for Medical Assistance Programs) of the United States Social Security Act as amended.

"Medical Condition" means any condition, whether physical or mental, including, but not limited to, any condition resulting from illness, injury (whether or not the injury is accidental), pregnancy, or congenital malformation. However, genetic information is not a condition.

"Medically Necessary" means health care services, supplies or treatment which, in the judgment of the attending physician, are appropriate and consistent with the diagnosis and which, in accordance with generally accepted medical standards, could not have been omitted without adversely affecting the patient's condition or the quality of medical care rendered.

"Medicare" means the programs established by Title I of Public Law 89-98 (79 Statute 291) as amended entitled "Health Insurance for the Aged Act," and which includes Parts A and B and Title XVIII of the Social Security Act (as amended by Public Law 89-97, 79) as amended from time to time.

"Mental Health Disorder" means neurosis, psychoneurosis, psychopathy, personality
                                      53

disorder, psychosis, or mental or emotional diagnosed disease or disorder of any kind. Anorexia nervosa, bulimia nervosa, and eating disorders are classified as manifest mental disorders.

"Mental Retardation and/or Physical Disability" means the inability of a person to be self-sufficient as a result of a condition such as mental retardation, cerebral palsy, epilepsy or another neurological disorder and diagnosed by the physician as permanent and continuing.

"Midwife" means a person licensed or certified to practice as a midwife who has completed the academic and clinical requirements set forth by specific states who provide this license or certification. It is issued upon passing a state board exam and a practical exam, and by meeting a set number of supervised experiences and births.

"Minor Emergency Medical Clinic" means a freestanding facility which is engaged primarily in providing minor emergency and episodic medical care to a covered person. A board-certified physician, a registered nurse (R.N.) and a registered x-ray technician must be in attendance at all times that the clinic is open.
The clinic's facilities must include x-ray and laboratory equipment and a life support system. For the purposes of the Plan, a clinic meeting these requirements will be considered to be a minor emergency medical clinic, by whatever actual name it may be called. However, a clinic located on or in conjunction with or in any way made a part of a regular hospital shall be excluded from the terms of this definition.

"Named Fiduciary" means Scott's Liquid Gold - Inc. & Affiliated Companies, which has the authority to control and manage the operation and administration of the Plan.

"Newborn" refers to an infant from the date of his/her birth until initial discharge from the hospital.

"Nurse" means a graduate registered nurse (R.N.), a licensed practical nurse (L.P.N.) who is licensed in the state in which the services are performed.

"Nurse Practitioner" means a registered nurse (other than an immediate family member or employee of the employer) who: (1) completes a program of study affiliated with a college or university; (2) passes a nurse practitioner certification examination given by the American Nurses Association; (3) acts within the scope of that certification in treating the injury or sickness; and
(4) who is licensed by the law of the state in which services are rendered.

"Office Visit" means a face to face meeting between a physician and a patient for the purpose of medical treatment or service.

"Orthopedic Appliance" means any rigid, or semi-rigid support used to restrict, eliminate, or support motion in a part of the body that is diseased, injured, weak or deformed.

"Outpatient" refers to treatment either outside of a hospital setting or at a hospital when room and board charges are not incurred.

                                    54


"Outpatient Psychiatric Facility" means an administratively distinct governmental, public, private or independent unit or part of such unit that provides outpatient mental health services and which provides for a psychiatrist who has regularly scheduled hours in the facility, and who assumes the overall responsibility for coordinating the care of all patients. This definition includes alcoholism and substance abuse facilities.

"Participant" as defined in ERISA Section 3(7), means: "any employee or former employee of an employer, or any member or former member of an employee organization, who is or may become eligible to receive a benefit of any type from an employee benefit plan which covers employees of such employer or member of such organization, or whose beneficiaries may be eligible to receive any such benefit".

"Participant Coverage" means coverage (as stated in the Plan Document and as amended) that is provided to a covered participant and his or her eligible dependents.

"Physician" means a legally licensed physician who is acting within the scope of his/her license and any other professional provider required to be recognized for benefit payment purposes under the law of the state in which the employee receives treatment and is acting within the scope of his/her license, but is not a close relative of the employee.

"Placement for Adoption" is defined under ERISA Sec. 609(c)(3)(B) as follows:

"The term "placement," or being "placed," for adoption, in connection with any placement for adoption of a child with any person, means the assumption and retention by such person of a legal obligation for total or partial support of such child in anticipation of adoption of such child."

For group health plan purposes, these provisions override state laws requiring the legal guardianship of a child placed for adoption to remain with the appropriate agency until the adoption is finalized.

"Plan" means without qualification the Plan Document.

"Plan Administrator/Plan Sponsor" means Scott's Liquid Gold - Inc. & Affiliated Companies which is responsible for the day-to-day functions and management of the Plan. The Plan Administrator/Plan Sponsor may employ persons or firms to process claims and perform other Plan related services.

"Pre-Existing Condition" must relate to a condition (whether physical or mental), regardless of the cause of the condition, for which medical advice, diagnosis, care, or treatment was recommended or received within the six (6) month period ending on the enrollment date.

"Pregnancy" means that physical state which results in childbirth, abortion, or miscarriage, and any medical complications arising out of or resulting from such state.

    "Private-Duty Nursing Services" means services that require the training, judgment, and  55

technical skills of an actively practicing registered nurse (R.N.) or licensed practical nurse (L.P.N.). Such services must be prescribed by the attending physician for the continuous medical treatment of a condition.

"Prosthesis" means any device that replaces all or part of a missing body organ or body member.

"Provider" means a person or facility that is recognized by the Plan as a health care provider, and fits one (1) or more of the following descriptions:

1. Professional Provider. A physician or other professional provider who is recognized by the Plan.

2. Other Professional Provider. A professional provider (except a physician) who is recognized by the Plan and licensed, certified, or registered by the state or jurisdiction where services are provided to perform designated health care services. Services of such a provider must be among those covered by the Plan and are subject to review by a medical authority appointed by the Plan. A professional supplier of medical supplies and equipment is considered an other professional provider.

3. Facility Provider. An alcoholism or substance abuse treatment center, home health agency, hospice agency, hospital, or other facility which the Plan recognizes as a health care provider.

4. Other Facility. A facility provider (except a hospital, alcoholism or substance abuse treatment center, home health agency, or hospice agency) that the Plan recognizes as a provider and that is licensed or certified to perform designated health care services by the state or jurisdiction where services are provided. Services of such a provider must be among those covered by the Plan and are subject to review by a medical authority appointed by the Plan. Examples: ambulatory surgery center, dialysis center, Veteran's Administration, or Department of Defense Hospital.

"Psychiatric Care" also known as psychoanalytic care, means treatment for a mental illness or disorder, or a functional nervous disorder.

"Psychiatric Hospital" means an institution which meets the following requirements:

1. maintains diagnostic and medical facilities on its premises or in facilities under its control; and

2. primarily provides care and treatment to registered inpatients for mental illness, emotional or nervous disorder, psychosis, neurosis, character or personality disorder or other mental or emotional disease or disorder; and

3. is supervised by a staff of one (1) or more physicians; and

4. has twenty-four (24) hour nursing service by registered nurses (R.N.s) on duty or call; and
                                        56


5. complies with all licensing or legal requirements; and

6. is not primarily a nursing, convalescent or rest home or a place for the aged or custodial care.

A part of an institution operated as a nursing, convalescent, rehabilitation or geriatric unit primarily for nursing care is not considered a psychiatric hospital.

"Psychologist" means an individual holding the degree of Ph.D., Ed.D and Psy.D. acting within the scope of his/her license.

"Qualified Medical Child Support Order (QMCSO)" means a judgment, decree or order issued by a court, domestic relations magistrate or administrator that provides for child support related to health benefits or enforces a state medical child support order under the Social Security Act (for Medicaid purposes). It requires that the child(ren) named in the order have the right to receive benefits from their parent through any group medical plan under which the parent is enrolled, whether or not the parent has family coverage. The required contribution for coverage will be that of family coverage. The QMCSO must contain:

1. the name and last known mailing address of the participant;

2. the name and mailing address of each child (alternate recipient) covered by the order;

3. a reasonable description of the type of coverage to be provided by the group health plan to each alternate recipient or the manner in which coverage will be determined;

4. the period of time to which the order applies; and

5. the identification of each plan to which the order applies.

"Qualifying Beneficiary (under COBRA)" is a covered employee and/or the spouse and/or child of a covered employee who, on the date before a qualifying event occurred, was eligible for benefits under this group health plan. Effective January 1, 1997, a qualified beneficiary includes a child who is born to or placed for adoption with the covered employee during the period of COBRA coverage.

"Rehabilitation Facility" means a distinct organizational entity, either separate or within a larger institution or agency which meets the following requirements:

1. provides individualized, goal-oriented, comprehensive and coordinated services designed to minimize the effects of physical, mental, social and vocational disadvantages and to effect a realization of the individual's potential; and

       2. is accredited for its stated purpose by the Joint Commission on Accreditation of Health Care Organizations (JCAHO) or the Commission on
            Accreditation of Rehabilitation Facilities (CARF); and 57


3. is certified for its stated purpose by Medicare for Medicare reimbursement;
and

4. is licensed and complies with its stated purpose under all relevant state and local laws.

"Rehabilitation Services" means the process of providing, in a coordinated manner, those comprehensive services deemed appropriate to the needs of a person with a disability, in a program designed to achieve objectives of improved health, welfare and the realization of one's maximum physical, social, psychological and vocational potential for useful and productive activity.

"Restorative or Reconstructive Surgery" means surgery to restore or improve bodily function to the level experienced before the event which necessitated the surgery or, in the case of a congenital defect, to a level considered normal. Such surgery may have a coincidental cosmetic effect.

"Room and Board" refers to all charges by whatever name called which are made by a hospital, hospice, or convalescent nursing facility as a condition of occupancy. Such charges do not include the professional services of physicians nor intensive nursing care by whatever name called.

"Schedule of Benefits" means the outline of benefits.

"Second Surgical Opinion" means expenses incurred for examination, x-ray, and lab performed by a qualified physician in the approved specialty to substantiate medical necessity of the procedure to be performed. A third opinion will be paid in case of a conflict between the first two (2) opinions.

"Semiprivate" refers to a class of accommodations in a hospital or convalescent nursing facility in which at least two (2) patient beds are available per room.

"Significant Break in Coverage" means a period of sixty-three (63) consecutive days during all of which the individual does not have any creditable coverage, except that neither a waiting period nor an affiliation period is taken into account in determining a significant break in coverage.

"Skilled Nursing Care Facility" means an institution, or distinct part thereof, operated pursuant to law and one which meets all of the following conditions:

1. It is licensed to provide, and is engaged in providing professional nursing services on an inpatient basis, for persons convalescing from injury or illness. Services are rendered by a graduate registered nurse (R.N.) or by a licensed practical nurse (L.P.N.). In addition they provide physical restoration service to assist patients to reach a degree of body functioning to permit self-care in essential daily living activities.

2. Its services are provided for compensation from its patients and under the full-time supervision of a physician or graduate registered nurse (R.N.).

	                                     58


3. It provides twenty-four (24) hour per day nursing service by licensed nurses, under the direction of a full-time graduate registered nurse (R.N.).

4. It maintains a complete original record on each patient.

5. It has an effective organization review plan.

6. It is not, other than incidentally, a place for rest, the aged, drug addicts, alcoholics, mentally handicapped, custodial or educational care, or care of mental disorders.

7. It is approved and licensed by Medicare.

This term shall also apply to an institution referring to itself as a convalescent nursing facility, extended care facility, convalescent nursing home, or any such other similar nomenclature.

"Sound Natural Teeth" means teeth which are whole or properly restored, are without impairment or periodontal disease, and are not in need of the treatment provided for reasons other than dental injury.

"Subrogation/Third Party Liability" means the transfer of one's liabilities for another; in this case the temporary assumption of the claimant's liabilities by the Plan prior to repayment by the party of primary liability. The Plan contains a subrogation clause and the claimant is obligated to obtain any monies available from third parties to reduce the Plan's losses.

"Substance Abuse" means addiction or abuse of alcohol, legal or illegal drugs, or any other substance used in a way which results in producing abnormal behavior and/or a mind-altered state.

"Supplemental Benefits" means benefits that are provided under a separate policy, certificate, or contract of insurance, such as: (1) Medicare supplemental health insurance, also known as Medigap or MedSupp insurance; (2) coverage supplemental to that provided under the Civilian Health & Medical Program of the Uniformed Services (also known as CHAMPUS supplemental programs); and (3) similar supplemental coverage provided to coverage under a group health plan. Refer to Creditable Coverage on page 50.

"Surgery" means any operative or diagnostic procedures performed for the treatment of illnesses or injuries by an instrument or cutting procedure through any natural body opening or incision, including the necessary treatment of fractures and dislocations, severe sprains and casting thereof, but not including simple sprains or bruises.

"TEFRA" refers to the Tax Equity and Fiscal Responsibility Act of 1982, as amended from time to time.
                                        59


"Therapies:  Chemotherapy, Radiation, Occupational, Physical and Speech" mean:

Chemotherapy - drug therapy administered as treatment for malignant conditions and diseases of certain body systems.

Radiation therapy - x-ray, radon, cobalt, betatron, telocobalt, and radioactive isotope treatment for malignant diseases and other medical conditions.

Occupational therapy - the use of educational, vocational, and rehabilitative techniques to improve a patient's functional ability to live independently.

Physical therapy - the use of physical agents to treat disability resulting from disease or injury. Physical agents used include heat, cold, electrical currents, ultrasound, ultraviolet radiation, massage, and therapeutic exercise.

Speech therapy (also called speech pathology) - services used for diagnosis and treatment of speech and language disorders.

"Total Disability (Totally Disabled)" means the physical state of a covered person resulting from an illness or injury which wholly prevents that individual from performing the duties pertaining to his/her customary employment. Individuals must be under the continuous care of a physician. All determinations of a final definition of a disability are the decision of the Plan Administrator. In the case of a dependent, "Total Disability (Totally Disabled)" means unable to perform the normal activities of a person of same age and sex in good health.

"University" means an accredited institution of higher education.

"Urgent Care/Extended Care Facility" means a freestanding facility which is engaged primarily in providing minor emergency and episodic medical care to a covered person. A physician and registered nurse (RN) must be in attendance at all times. The facility may or may not have an x-ray technician and x-ray and laboratory equipment. The facility must have a life support system available.

"Usual, Customary, and Reasonable (UCR)" refers to the designation of a charge as being the usual charge made by a physician or other provider of services, supplies, medications, or equipment that is deemed medically necessary, is not experimental, and does not exceed the general level of charges made by other providers rendering or furnishing such care or treatment within the same area. The term "area" in this definition means a county or such other area as is necessary to obtain a representative cross section of such charges.

Due consideration will be given to the nature and severity of the condition being treated and any medical complications or unusual circumstances which require additional time, skill or expertise.

"Waiting Period" means the period of time that must pass before an employee or dependent is eligible to enroll under the terms of a group health plan. If an employee or dependent enrolls as a late entrant or on a special enrollment date, any period before such late or special enrollment is not a waiting period.

"Well-Baby Care" means medical treatment, services or supplies rendered to a child or newborn solely for the purpose of health maintenance and not for the treatment of an illness or injury.

                                        60

                    GENERAL INFORMATION
              IMPORTANT FACTS ABOUT YOUR PLAN


THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 (HIPAA)

If your coverage terminates under this Plan, recent changes in Federal law may affect your health coverage if you become eligible to enroll in another health plan which limits or excludes coverage for pre-existing conditions.

The Health Insurance Portability and Accountability Act of 1996 (HIPAA) limits the circumstances under which coverage may be excluded for conditions which exist before you enroll in a new Plan. Under the law, beginning with health care plans with "plan year" dates of July 1, 1997, and after, a pre-existing condition exclusion period may be reduced under certain circumstances by the period you were covered under this Plan. To assist you in verifying coverage, the Plan will issue a certificate to you (and your eligible dependents) that will provide evidence of your coverage under this Plan at the time your coverage terminates.

You have the right to receive such a certificate for any period of health coverage since July 1, 1996. If you were not covered under this Plan consecutively for a period of at least eighteen (18) months, you may need to provide documentation for earlier periods of health care coverage, not covered by the certificate issued by this Plan. This will require that you contact previous providers of health coverage.

It is the intent of the Plan to comply with all existing HIPAA regulations. If for some reason the information presented in the Plan differs from actual HIPAA regulations, the Plan reserves the right to administer HIPAA in accordance with such actual regulations.

OPTIONAL CONTINUATION OF COVERAGE (COBRA)

Continuation of Coverage Under Federal Law (COBRA)

If you have additional health coverage in effect before the time of your COBRA eligibility, you may still elect COBRA continuation coverage under this Plan. As mandated by Federal law, the Plan offers optional continuation coverage to the employee and/or his/her dependents if coverage would otherwise end due to one (1) of the following events:

1. Termination of the employee's employment for any reason except gross misconduct. Coverage may continue for the employee and his/her eligible dependents.

2. A reduction in hours worked by the employee which results in loss of Plan eligibility. Coverage may continue for the employee and his/her eligible dependents.

3. The employee's death. Coverage may continue for his/her eligible dependents.

 4. Divorce or legal separation from his/her spouse.  Coverage may continue for that  61

spouse and his/her eligible dependents.

5. The employee becomes entitled to Medicare. Coverage may continue for eligible dependents who are not entitled to Medicare.

6. Loss of eligibility of a covered dependent child due to Plan eligibility requirements. Coverage may continue for that dependent.

7. The employer files a Chapter 11 bankruptcy petition and the employee was covered as a qualified retiree at the time of the filing. Coverage may continue for qualified retirees and their beneficiaries if coverage ends or is substantially reduced within one (1) year before or after the filing for bankruptcy.

Note: To choose this continuation coverage, an individual must be a covered person under the Plan on the day before the qualifying event. In the case of bankruptcy, an individual must have retired on or before the date coverage was substantially reduced, or be a beneficiary of the retired employee on the day before the bankruptcy.

Notification Requirement

The qualifying individual has the responsibility to inform the employer, in writing, of a divorce, legal separation, or a child losing dependent status under the Plan within sixty (60) days of the qualifying event. Failure to provide this notification within sixty (60) days will result in the loss of continuation coverage rights.

The employer has the responsibility of notifying Mountain States Administration in writing of the employee's death, termination of employment, reduction in hours, entitlement to Medicare, or the employer's bankruptcy within thirty (30) days of the qualifying event.

The employer will notify the qualifying individual of continuation coverage rights in writing within fourteen (14) days of the notice described above. The qualifying individual will then have sixty (60) days to elect continuation coverage. Failure to elect continuation coverage within sixty (60) days after notification by the employer will result in loss of continuation coverage rights.

Maximum Period of Continuation Coverage

The maximum period of continuation coverage for individuals who qualify due to termination of employment or reduction in hours worked is eighteen (18) months from the date of the qualifying event.

If a qualified beneficiary is disabled (as determined under the Social Security
Act) at the time of termination or reduction in hours, continuation coverage for the qualifying individual may be extended to twenty-nine (29) months, provided the qualifying individual notifies the employer either within the eighteen (18) month continuation coverage period, or within sixty (60) days after receiving notification of disability. The covered person must notify the employer of a determination by Social Security that the individual is no longer disabled within thirty (30) days of such determination.
                                        62


Coverage may continue for up to twenty-nine (29) months if the Social Security Administration determines that you, or a covered dependent, were or became totally disabled at any time during the first sixty (60) days of COBRA continuation coverage. To qualify for the extension, the qualified beneficiary must submit a copy of the Social Security disability determination notice within sixty (60) days of the date of such notice to the employer. This paragraph applies only if you have health coverage under the COBRA law on or after January 1, 1997.

The maximum period of continuation coverage for individuals who qualify due to any other described qualifying event, except the employer's bankruptcy, is thirty-six (36) months from the date of the qualifying event.

Qualifying retirees, widows and widowers of retirees who died before the employer's bankruptcy are entitled to lifetime continuation coverage. However, if a retiree dies after bankruptcy, the surviving spouse and dependent children may only elect an additional thirty-six (36) months of continuation coverage after the death.

If an individual experiences more than one (1) qualifying event, the maximum period of coverage will be computed from the date of the earliest qualifying event, but will be extended to the full thirty-six (36) months if required by the subsequent qualifying event.

However, if the employee's spouse and dependent children would otherwise lose coverage because of a qualifying event, they will be entitled to thirty-six (36) months of continuation coverage from the date the employee becomes entitled to Medicare even if the employee's entitlement to Medicare does not cause loss of coverage either because he/she is still employed or because he/she had already terminated employment.

Cost of Continuation Coverage

The cost of continuation coverage is determined by the employer and paid by the qualifying individual. If the qualifying individual is not disabled, the applicable premium cannot exceed 102% of the Plan's cost of providing coverage. The cost of coverage during a period of extended continuation coverage due to a disability cannot exceed 150% of the Plan's cost of coverage.

The qualified individual must make the first payment within forty-five (45) days of notifying the Plan of selection of continuation coverage. Future payments can be made in monthly installments within thirty (30) days of the due date. Rates and payment schedules are established by the employer and may change when necessary due to Plan modifications.

The cost of continuation coverage is computed from the date coverage would normally end due to the qualifying event.

Failure to make the first payment within forty-five (45) days or failure to make any subsequent payment within thirty (30) days of the established due date will result in the permanent cancellation of continuation coverage.
                                        63


When Continuation Coverage Ends

Continuation of coverage ends on the earliest of:

1. The date the maximum continuation period expires.

2. The date the qualifying individual becomes entitled to coverage under Medicare.

3. The first day for which timely payment is not made to the plan.

4. The date the employer no longer offers a group health plan to any of its employees.

5. The date the qualifying individual becomes covered under any other group health plan that does not exclude or limit coverage for a pre-existing condition the qualifying individual may have.

It is the intent of the Plan to comply with all existing COBRA regulations. If for some reason the information presented in the Plan differs from actual COBRA regulations, the Plan reserves the right to administer COBRA in accordance with such actual regulations.

CONVERSION PRIVILEGE

There are no conversion benefits for medical or dental coverage when COBRA participation ends.

MEDICARE

Health insurance protection is provided in two (2) forms under the Federal Medicare Program.

Part A:  Hospital Insurance

1. Hospital costs for semiprivate room in an accredited hospital up to a limited number of days.

2. Nursing home care after hospital confinement.

3. Home health visits after hospital discharge.


Part B:  Medical Insurance Plan and Supplemental Plan.

1. The supplementary plan provides protection that is not given under the Part A, Hospital Insurance Program; with the primary function of providing coverage for the cost of physicians' services.
                                        64


The above Medicare programs, both Parts A and B, will assist in paying part of the health care cost for individuals age sixty-five (65) or older.

If your employer has less than twenty (20) employees in the current calendar year, Medicare coverage is primary (and the Plan will be secondary) for active employees age sixty-five (65) or older and their dependents age sixty-five (65) or older. The Plan will reduce payment by the amount paid or payable by Medicare.

If your employer had twenty (20) or more employees in the current or preceding calendar year, federal law requires that Medicare coverage be secondary to the Plan. You have the option of rejecting the Plan thereby retaining Medicare as your primary coverage. If you choose Medicare as primary, you will have no coverage under the Plan. If you reject coverage under the Plan, that choice must be made in writing to your employer. When your coverage under the Plan terminates, you will have a seven (7) month period, beginning on the termination date, to enroll in Medicare Part B.

Federal law also mandates which plan is primary in the case of certain persons who are totally disabled or have end stage renal disease.

It is the intent of the Plan to comply with all existing Medicare regulations. If for some reason the information presented in the Plan differs from actual Medicare regulations, the Plan reserves the right to administer Medicare in accordance with such actual regulations.

COORDINATION OF BENEFITS (COB)

The coordination of benefits provision is intended to prevent the payment of benefits which exceed expenses. It applies when the employee or any eligible dependent who are covered by the Plan are also covered by any other plan or plans, excluding an individual insurance policy. When more than one (1) coverage exists, one (1) plan normally pays its benefits in full and the other plan pays a reduced benefit. When spouses are employees covered under the Plan, benefits will not be coordinated within the Plan.

The Plan will always pay either its benefits in full or a reduced amount which, when added to the benefits payable by the other plan or plans, will not exceed 100% of total allowable expenses.

Allowable expense means a necessary, reasonable and customary item of expense for health care when the item of expense is covered, at least in part, by one
(1) or more plans covering the individual for whom the claim is made.

The coordination of benefits provision applies whether or not a claim is filed under the other plan or plans.
                                        65


Definitions

The term "Plan" as used in this section of Coordination of Benefits will mean any plan providing benefits or services for or by reason of medical, vision, or dental treatment, and such benefits or services are provided by:

1. Group insurance or any other arrangement for coverage for covered persons in a group whether on a covered or uncovered basis, including but not limited to:
   a.   hospital indemnity benefits; and
   b. hospital reimbursement-type plans which permit the covered person to elect indemnity at the time of claims.

2. Hospital or medical service organizations on a group basis, group practice and other group prepayment plans.

3. Hospital or medical service organizations on an individual basis having a provision similar in effect to this provision.

4. Any coverage for students which is sponsored by, or provided through a school or other educational institution.

5. Any health maintenance organization (HMO).

6. Any coverage under a governmental program, and coverage required or provided by any statute.

7. Group automobile insurance.

8. Group, blanket or franchise insurance coverage.

9. Individual automobile insurance coverage on an automobile leased or owned by the company.

10.  Individual auto insurance, by whatever name called.

   Note: The Plan is always a secondary plan to benefits provided under any mandatory no-fault auto insurance act in the state in which the covered individual resides.

   If a no-fault policy provides coverage in excess of the minimum required by state law, the Plan will coordinate benefits with those coverages in effect.

   The benefits of the Plan will not be available to you to the extent of minimum benefits required by the no-fault law for injuries suffered by you while operating or riding in a
	                                    66

motor vehicle owned by you if said vehicle is not covered by no-fault automobile insurance as required by law. This denial of benefits does not apply to any other person injured in a motor vehicle accident if the injured person is a non-owner operator, passenger or pedestrian and such other person is not covered by no-fault automobile insurance.

The term "Plan" will be construed separately with respect to each policy, contract, or other arrangement for benefits or services, and separately with respect to that portion of any such policy, contract, or other arrangement which reserves the right to take the benefits or services of other Plans into consideration in determining its benefits and that portion which does not.

The term "Claim Determination Period" means a calendar year during which the covered person for whom claim is made has been covered under the Plan.

Coordination Procedures

If a covered person is covered under more than one (1) plan, this coordination of benefits section will apply. This section will be used to determine the amount of benefits payable under the Plan for a covered person.

One plan is the primary plan, and all the other plans are secondary, in the order described below. The primary plan pays its benefits first, without taking the other plans into consideration. The secondary plans then pay benefits up to the extent of their liability after taking into consideration the benefits provided by the other plans. Benefits under other plans include benefits which a covered person could have received if such benefits had been claimed.

1. If a plan has no coordination of benefits provision (or similar provision), it is automatically the primary plan.

2. If all the plans have coordination of benefits provisions, a plan is primary if it covers the person as an employee, and secondary if it covers the person as a dependent.

3. If a person is covered as a dependent child under more than one (1) plan:

     a.the plan of the parent whose birthday falls earlier in the year is the primary plan (month and day only);
     b.if the father and mother have the same birthday, the plan covering the parent longer is the primary plan;
     c.if the other plan coordinates benefits based upon the sex of the parents, then the plan that covers such person as a dependent of a male person is the primary plan;
     d.if the parents are separated or divorced, the rules below will apply:
       1)    The plan covering the child as a dependent of
             the parent with legal custody of the child would be the primary
				 plan unless
				                            67


        2) a court decree sets the obligation for medical expenses of such child. The plan which covers the child as a dependent of the parent with such obligation will be the primary plan.
        3) If the specific terms of a court decree state that the parents shall share joint custody, without stating that one
        (1) of the parents is responsible for the health care expenses of the child, the plan covering the child shall follow the order of benefits determination rules for dependent children of parents who are not separated or divorced.
       4) If a plan is "no-fault" auto insurance or third party liability insurance, it is the primary plan.

If the primary plan is still not established by 1, 2, 3, or 4 above then the plan that covers such person for the longest, continuous period of time will be the primary plan. Regardless of 1 through 4, a plan which covers the person as an employee (or a dependent of an employee) will be primary to the plan which covers the person as:

1. a laid-off or retired employee;
2. the dependent of a laid-off, retired or deceased employee; or
3. a COBRA beneficiary who is continuing coverage in accord with federal law.

Payments

A payment made under another Plan may have included an amount that should have been paid under this Plan. If it does, the Plan Administrator may pay that amount to the organization that made the payment. That amount will then be treated as though it was a benefit paid under this Plan. The Plan Administrator will not pay that amount again. The term "payment made" includes providing benefits in the form of services. In this case "payment made" means the reasonable cash value of the benefits provided in the form of services.

Rights of Recovery

Whenever payments have been made by the company, with respect to allowable expenses, in a total amount, at any time, in excess of the maximum amount of payment necessary at this time to satisfy the intent of this provision, the company shall have the right, exercisable alone and at its sole discretion, to recover such payments to the extent of such excess from among one (1) or more of the following, as the company shall determine: any persons, companies or other organizations to, or for, or with respect to whom payments have been made.

Right to Receive and Release Necessary Information

For the purpose of determining the applicability of and implementing the terms of this provision of the Plan or any provision of similar purpose of any other plan, the Plan may, without the consent of or notice to any person, release to or obtain from any insurance company or other organization or person any information with respect to any person, which the Plan deems to be necessary for such purposes. Any person claiming benefits under the Plan shall furnish to the Plan such information as may be necessary to implement this provision.
                                        68


SUBROGATION/THIRD PARTY LIABILITY

Third party liability exists when someone else is legally responsible for the condition or injury of an employee or his/her dependent while covered for benefits under the Plan. No benefits will be payable under the Plan for any services or supplies related to such a condition or injury for which a third party is determined to be liable until benefits afforded under any third party coverage have been exhausted.

The Plan may, however, provide benefits if:

1. it is established that a third party liability does not exist; or

2. the employee or his/her dependent provides the Plan with a written lien to reimburse the Plan the amount of all benefits paid on behalf of such person, if such person later receives, or settles, or recovers in court, any benefits or damages from a third party which are/were related to the condition or injury for which benefits are being or were paid while such person was covered under the Plan.

Plan Rights When Third Party Liability Exists

1. When a third party is or may be liable for the costs of any covered expenses payable to the employee or his/her dependent, or on behalf of the employee or his/her dependent under the Plan, the Plan has subrogation rights. This means that the Plan has the right, either as co-plaintiffs or by direct suit, to enforce the employee or his/her dependent claim against a third party for any benefits paid under the Plan on behalf of such person for the related condition or injury; and

2. When the employee or his/her dependents fails to cooperate in satisfying the Plan's subrogation interest, and the Plan must file a lawsuit against such person or the third party in order to enforce the Plan's rights under this provision, the employee or his/her dependent for which benefits are being paid or were paid under the Plan shall be responsible for attorney's fees and costs incurred by the Plan.

Employee's Obligations When Third Party Liability Exists

If a third party is or may be liable for the costs of any expenses payable to or on behalf of the employee or his/her dependents under the Plan, the employee and/or his/her dependents must do the following:

1. promptly notify the Plan of a claim involving or against a third party; and

2. the employee or his/her dependents and his/her attorney must provide a written lien to the Plan to reimburse the amount of any benefits paid by the Plan on behalf of such employee or his/her dependents in any action with or against the third party or the third party's insurance carrier; and

3. if the employee or his/her dependents receives money for the claim by suit, settlement, or otherwise, the employee or his/her dependents must fully reimburse the Plan the amount of any benefits provided under the Plan on his/her behalf which are or were related to a condition or injury for which the third party is liable. The employee or his/her dependents may not exclude recovery of benefits paid under the Plan on his/her behalf from any type of damages or settlement recovered by the employee or his/her dependents; and

4. cooperate in every way necessary to help the Plan enforce its subrogation rights; and

5. the employee and his/her dependents may not take any action that might prejudice the Plan's subrogation rights.

CLAIMS PAYMENTS MADE IN ERROR

If payments in excess of the correct amount due are made, the Plan may recover all excess amounts paid to providers or to covered persons. Recovery will be made by reducing or suspending future Plan payments, or by requiring reimbursement of the overpayment in full, or in installments, until the overpayment is recovered.

ALTERNATE PAYEE PROVISION

The Plan must make payments to the employee's separated/divorced spouse, state child support agencies or Medicaid agencies if required by a qualified medical child support order (QMCSO) or state Medicaid law.

ASSIGNMENT OF BENEFITS

Payments will also be made in accordance with any assignment of rights required by a state Medicaid plan.

                                        69


                    HOW TO FILE A CLAIM

Your health care provider should file claims for you. Your health care provider should submit the following information:

*    Plan participant's name, Social Security number and address;

* Patient's name, Social Security number and address, if different from the participant's;

*    Provider's name, tax identification number, address, degree and signature;

*    Date(s) of service;

*    Diagnosis;

*    Procedure codes (describes the treatment of services rendered);

*    Assignment of benefits, signed (if payment is to be made to the provider);

*    Release of information statement, signed;

* Explanation of benefits (EOB) information if another plan is the primary payor.

Claims should be submitted for each individual. Please do not attach or staple claims together. If additional information is needed to process your claim, you or your health care provider will be notified. If you receive a letter regarding your claim, prompt completion and return of the letter with any requested attachments will expedite processing of the claim. Send complete information to:

   For employees outside Colorado:

             PHCS (Private Health Care Systems)
                       P. O. Box 2476
                Des Plaines, IL  60017-2476
                       (800) 227-8197

   For Colorado employees:

                        THE ALLIANCE
                  650 South Cherry Street
                         Suite 300
                     Denver, CO  80246
                       (800) 996-2447
                                          (303) 333-6767 70


   Every attempt will be made to help covered persons understand their benefits; however, any statement made by an employee of the claims administrator or the employer will be deemed a representation and not a warranty. Actual benefit payment can only be determined at the time the claim is submitted and all facts are presented in writing.

   If a definite answer to a specific question is required, please submit a written request, including all pertinent information, and a statement from the attending physician (if applicable), and a written reply (which will be kept on file) will be sent.

   Benefits may be assigned to the hospital, doctor or any provider of service.

   First notice of claim must be filed within ninety (90) days of occurrence. All claims should be submitted within a reasonable time frame for prompt processing. Claims fifteen (15) months or older may be denied.

   All persons making a claim shall be notified in writing whether or not the claim will be paid. This notice will be given or mailed to the claimant within ninety (90) days of receipt by Mountain States Administration of a properly filed claim. Under certain circumstances, additional time may be needed to process the claim. If additional time is needed, the claimant will be notified in writing. If notice of the claim is not received by the claimant as stated above, the claim should be considered denied for purposes of proceeding to the review procedure.

   If any part of the claim is denied, the notice will explain the specific reason(s) for the denial and will include a specific reference to the Plan provision(s) upon which the denial was based. If applicable, the claimant will be given a description of any additional information necessary to process the claim, an explanation of why such information is necessary, and the steps which may be followed to request a review of the decision.

   If the claim is denied in whole or in part, the claimant is entitled to:

     a.request a review of the decision;
     b.review pertinent documents used in the claim determination; c.submit any issues and comments in writing.

   To request a review, the claimant must file a written request with the Plan Administrator within sixty (60) days of receiving the original claim determination. The claimant may request, within that sixty (60) day period an extension if more time is needed to prepare an appeal.

     A final decision on the review will be made by the Plan Administrator, or his/her designee, though the Plan Administrator may, at his/her discretion, make an interim review of the initial claim decision. The Plan Administrator's decision will be made within sixty (60) days after the Plan
        Administrator's receipt of the request for appeal. Under certain circumstances, additional time may be required to complete the review, but in no event will such period extend beyond one hundred twenty (120) days  71 following receipt of the request. If additional time is needed, the claimant will be notified in writing.

   The decision upon review will be final. It shall be in writing and contain the specific reason(s) for the decision, contain references to the pertinent Plan language upon which the decision was based, and be written in a manner to be understood by the claimant.
                                        72


                  SUMMARY PLAN DESCRIPTION

1. Name of the Plan:

   Scott's Liquid Gold - Inc. & Affiliated Companies Employee Benefit Health and Welfare Plan

2. Name and address of employer whose employees are covered by the Plan:

   Scott's Liquid Gold - Inc.
   4880 Havana Street
   Denver, Colorado  80239-0019
   (303) 373-4860

3. Source of contributions to the Plan:

   Scott's Liquid Gold - Inc. & Affiliated Companies and its employees contribute to the cost of the Plan.

4. Date of the end of the Plan Year:

   Plan years end on each May 31. Financial records of the Plan are kept on a Plan Year basis.

5. Plan Administrator:

   Scott's Liquid Gold - Inc.
   4880 Havana Street
   Denver, Colorado  80239-0019
   (303) 373-4860

6. Agent for service of legal process:

   The Plan Administrator has authority to control and manage the operation and administration of the Plan and is the agent for service of legal process.

7. Type of Administration of the Plan:

   The partially self-funded Plan is administered directly by the Plan Administrator. The Plan Administrator has appointed a Third Party Administrator (TPA) to handle the day-to-day operation of the Plan. The TPA does not serve as an insurer, but just as a claims (processor) administrator (refer to #9).

   The TPA processes the claims, then requests and receives funds from the Plan Administrator to pay the claims, and makes payment on the claims to hospitals and other providers. The Plan Administrator, Scott's Liquid Gold - Inc. is ultimately responsible for providing Plan benefits, and not the reinsurance carrier, from whom the Plan Administrator has purchased coverage for catastrophic claims.

8. Eligibility:

   Employees and dependents may participate in the Plan (or be denied coverage) based on eligibility requirements set forth herein.

9. Claims Administrator:

   Mountain States Administration Co., Inc.
   13901 E. Exposition Avenue
   Aurora, CO 80012

   Telephone:   (303) 360-9600  Local in Colorado
           (800) 828-8847  Toll free in Colorado
           (800)     828-8012  Toll free outside Colorado

10.    Claims Procedures:

   Claims may be submitted and appealed as set forth herein.

11.  Federal ID #:  84-0762527

12.  Plan Number:

   501 Medical and Dental (This is not the group number.)
   502 Life & AD&D (This is not the group number.)

13.  Plan Termination:

   The right is reserved for the company to terminate, suspend, withdraw, amend or modify the program in whole or in part at any time.

14.  ERISA RIGHTS:

   As a participant in this Employee Benefit Health and Welfare Plan, you are entitled to certain rights and protection under the Employee Retirement Income Security Act of 1974 (ERISA). This act provides that all Plan participants shall be entitled to:

   Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

   Obtain copies of all documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

   Receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this Summary Annual Report, if requested.

   In addition to creating rights for the Plan participants, ERISA imposes obligations upon the persons who are responsible for the operation of this Employee Benefit Health and Welfare Plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

   No one, including your employer, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA. If your claim for a welfare benefit is denied in whole or in part, you must receive a written explanation of the reason for denial. You have the right to have the Plan review and reconsider your claim. Under ERISA there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If you have a claim or benefit which is denied or ignored in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example if it finds your claim is frivolous.

   If you have any questions about this statement or your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210.

                            SCHEDULE OF MEDICAL BENEFITS

All eligible and covered medical charges are subject to applicable deductible and coinsurance provisions unless indicated differently below. Charges are limited to usual, customary, and reasonable for the area in which services are rendered. Charges excluded as not covered, over usual, customary, and reasonable or as otherwise noted, do not count toward either deductible or out-of-pocket coinsurance. This is a summary of benefits only; for specific restrictions and limitations, see detailed explanations elsewhere in the Plan.

The Plan has entered into an arrangement with The Alliance for covered participants in the Denver area and PHCS for participants living or traveling outside Colorado. The Alliance is an employer-owned cooperative and PHCS is a preferred provider organization (PPO) which negotiates hospital, doctor and other provider fees with contracting health care providers.

LIFETIME MAXIMUM            $5,000,000 per Covered Person
(While covered under this Plan)  2,000 for Temporomandibular Joint Disorders
                                30,000 for Alcoholism or Substance Abuse
                                       Treatment
                                25,000 for Hospice Benefits

The term "lifetime maximum" means the total amount of benefits which may be payable while covered under this Plan, or any other health plan sponsored by Scott's Liquid Gold - Inc. and Affiliated Companies. It will not be interpreted to mean the lifetime of the covered person.

CALENDAR YEAR DEDUCTIBLE
(Combined Medical and Dental)Single Coverage Maximum:  $100
                         Family Coverage Maximum:$200

DEDUCTIBLE CARRYOVER     If a covered person has not met his/her deductible in
                         the first nine (9) months of the year, then any charges incurred in the last three (3) months will apply to the deductible for both the current year and the next calendar year.

The term "deductible" means a specified dollar amount of covered expenses which must be incurred during a calendar year, or as specified, before any other covered expenses can be considered for payment.

COINSURANCE FOR ELIGIBLE MEDICAL EXPENSES

For Single Coverage      After the single coverage deductible, eligible
under the Plan           expenses (other than outpatient mental health
                         disorders, alcoholism or substance abuse or as
                         otherwise noted) are paid 80% of the next $5,000, then
                         100% for the balance of the calendar year.
                                        73


For Family Coverage     After the family coverage deductible, eligible
under the Plan          expenses (other than outpatient mental health
                        disorders, alcoholism or substance abuse, or as otherwise noted) are paid at 80% of the next $10,000
                        (individual or family), then 100% for the balance of the calendar year.

The term "coinsurance" means the amount payable by the Plan for a covered expense. The covered person is required to pay the amount not paid by the Plan.

AIDS BENEFIT             Eligible expenses for treatment of Acquired Immune
                         Deficiency Syndrome (AIDS), AIDS-related Complex, or
                         HIV-positive are paid as for any other illness, subject to deductible and coinsurance provisions.

ALCOHOLISM AND SUBSTANCE ABUSE BENEFITS
(See specific restrictions on page 36.)

Inpatient                Covered as any other illness, subject to deductible and
                         coinsurance provisions, to a maximum of thirty (30) days per calendar year.

Outpatient               Eligible expenses are subject to the deductible
                         provision and are then paid at 50% to 50 visits per calendar year. Alcoholism and substance abuse inpatient, partial, and outpatient treatment combined:

                         Calendar year maximum, per person: $15,000
                         Lifetime maximum, per person: $30,000

CHIROPRACTIC SERVICES    Eligible expenses are limited to forty (40) visits in
                         six (6) consecutive months for vertebral column problems only, and are subject to deductible and coinsurance provisions. (See #15, page 22.)

HOME HEALTH CARE         Eligible expenses are paid, subject to deductible and
                         coinsurance provisions, to a maximum of sixty (60) visits per calendar year. (See specific restrictions on page 32.)

HOSPICE BENEFIT          100% of eligible expenses not to exceed a maximum of
                         six (6) months from the time a covered person is
                         certified terminally ill and subject to a $25,000
                         lifetime maximum.  (See specific restrictions on page
                         39.)
                                        74


HOSPITAL ROOM LIMIT      Semiprivate rate, paid subject to deductible and
                         coinsurance provisions.

IMMUNIZATION BENEFIT     The deductible is waived and 100% of eligible charges
                         are paid for routine immunizations, vaccinations, and preventive shots for eligible participants. (See
                         Covered Medical Expenses, #50, page 26 for additional information.)

INTENSIVE CARE UNIT &    Usual, customary, and reasonable, subject to
SPECIAL CARE UNIT        deductible and coinsurance provisions.

MENTAL HEALTH DISORDER BENEFITS
(See specific restrictions on page 36.)

Inpatient                Covered as any other illness, subject to deductible and
                         coinsurance provisions, to a maximum of forty-five (45) days per calendar year.

Outpatient               Eligible expenses are subject to the deductible
                         provision and then paid at 50% to 100 visits per calendar year.

NEWBORN WELL-BABY CARE    Usual, customary, and reasonable hospital
                         nurseryexpenses, subject to deductible and coinsurance provisions. Eligible physician charges are paid under the Routine Care Benefit. (See Covered Medical Expenses, page 37 for additional information.)

OUTPATIENT DIAGNOSTIC    100%  of  the  first  $200 per  calendar year  of
LAB AND X-RAY BENEFIT    eligible outpatient expenses incurred for illness or
                         injury, with the deductible waived. Eligible expenses in excess of $200 are subject to the deductible and coinsurance provisions.

OUTPATIENT SURGICAL      100% of eligible expenses incurred in conjunction
BENEFIT                  with a surgical procedure performed on an outpatient
                         basis, and incurred on the date of surgery, with the
                         deductible waived.
                                        75


PRE-ADMISSION TESTING    100% of eligible expenses incurred for outpatient tests
                         within seven (7) days of a scheduled hospital admission, with the deductible waived. (See page 37.)

ROUTINE CARE BENEFIT     100% of the first $250 per calendar year, with the
                         deductible waived for examinations and diagnostic tests related to routine wellness care, including flu shots and pneumovax injections for adults, and well baby/child checkups. (See Covered Medical Expenses,
                         #50, page 26 for additional information.)

SECOND SURGICAL OPINION  100% of the amount charged by physician rendering a second opinion, with the deductible waived. (See page 38.)

SKILLED NURSING CARE     One-half of hospital semiprivate rate where
FACILITY                 previously confined, to a maximum of sixty (60) days
                         per illness or injury, subject to deductible and coinsurance provisions. (See page 38.)

SMOKING CESSATION        Charges for generally recognized programs  to
BENEFIT                  stop smoking are eligible to a $200 maximum per person,
                         subject to deductible and coinsurance provisions, in any three (3) year period for employees and spouses who have been covered by the Plan at least eighteen (18) months. (See page 39).

SUPPLEMENTAL ACCIDENT    100%  of  the  first  $500 of eligible expenses
BENEFIT                  incurred within ninety (90) days of the accident, due
                         to a non-work related accident, with the deductible waived. Eligible expenses in excess of $500 or ninety
                         (90) day period are subject to the deductible and coinsurance provisions.

TMJ BENEFIT              Eligible expenses incurred for the diagnosis and
                         treatment of temporomandibular joint dysfunction are paid, subject to deductible and coinsurance provisions, to the $2,000 lifetime maximum. (See #59, page 27.)

TRANSPLANT BENEFIT       Covered  transplants  are paid as  any  other  illness,
                         subject to deductible and coinsurance provisions.  (See
                         #60, page 27).
                                        76


VISION BENEFITS          Eye exams by an ophthalmologist or optometrist are
                         covered, subject to deductible and coinsurance provisions. Prescription lenses and frames are covered at 100% to a $50 maximum per calendar year, with the deductible waived. (See #22, page 23.)

WEIGHT REDUCTION
BENEFIT Charges for weight reduction programs under directphysician supervision are eligible to a $1,000 maximum, subject to deductible and coinsurance provisions, in any five (5) year period for employees only, who have been covered by the Plan at least twenty four (24) months. (See page 40).

MEDICAL CASE             Medical Case Management optimizes the treatment
MANAGEMENT               and recovery phase of major illness or injury.
                         Services otherwise not covered under the Plan will be eligible for reimbursement if recommended by the medical case management coordinator.


                                        77

                           SCHEDULE OF DENTAL BENEFITS


CALENDAR YEAR MAXIMUM      $2,000 per covered person

CALENDAR YEAR DEDUCTIBLE
(Combined medical and dental) Single Coverage Maximum:  $100
                           Family Coverage Maximum:  $200

PREVENTIVE AND BASIC       After the deductible, eligible expenses are paid
SERVICES                   at 100% to the calendar year maximum.

MAJOR RESTORATIVE AND      After the deductible, eligible expenses are paid
PROSTHODONTIC SERVICES     at 50% to the calendar year maximum.

TMJ BENEFITS               See under medical benefits.

ORTHODONTIC SERVICES       Eligible expenses are paid at 50% to a $1,000 per
                           calendar year and $2,000 per lifetime maximum, only for dependent children under 19 years old.

PRE-TREATMENT              All benefits of any non-emergency course of
ESTIMATE *                 treatment exceeding $250 will be reduced by 50% if
                           pre-estimate has not been obtained.

* Note: If the dentist's office calls the Claims Administrator (Mountain States Administration) for a pre-estimate on work to be performed immediately, verification of coverage for the services to be performed is not a guarantee of payment.


                                        78

                               DENTAL CARE PROGRAM

If a covered person incurs covered dental expenses, the Schedule of Benefits set forth in this Plan shall apply.

MAXIMUM BENEFIT AMOUNT

The total amount payable for all covered expenses incurred for a covered person in a calendar year will not be more than the maximum benefit amount shown in the Schedule of Dental Benefits ($2,000 per Calendar Year per Covered Person).

DENTAL ELIGIBILITY

If dental coverage is desired, the employee must enroll within thirty (30) days of date of hire. Benefits will be effective the first working day following ninety (90) days of continuous full-time employment.

If an employee does not enroll for dental benefits within this time frame and subsequently desires coverage, there is a twelve (12) month waiting period before any benefits are payable, except for accidental injuries to sound, natural teeth. Refer to Late Entrant Provision (For Dental Benefits) on page
91. All other enrollment procedures follow the guidelines outlined under the Eligibility section on page 6.

PRE-TREATMENT ESTIMATE REQUIREMENT *

Except for initial emergency care, it is necessary that the attending dentist or physician submit a treatment plan to the Claims Administrator (Mountain States Administration) prior to rendering services in excess of $250 for a covered person. Such treatment plan must itemize recommended services, the charge for each, and if requested, may need to be supported by x-rays. The purpose of the pre-treatment plan is to resolve questions before, rather than after, work has begun or is completed. Failure on the part of the dentist or physician to submit a treatment plan will cause benefits to be reduced by 50%.

* Note: If the dentist's office calls the Claims Administrator (Mountain States Administration) for a pre-estimate on work to be performed immediately, verification of coverage for the services to be performed is not a guarantee of payment. Pre-estimate of benefits indicates only that the services will be considered as eligible expenses at the time of the call.

DEDUCTIBLE AMOUNT

Single coverage maximum calendar year deductible for both medical and dental expenses combined is $100. Family coverage maximum calendar year deductible for both medical and dental expenses combined is $200.
                                        79


LATE ENTRANT PROVISION (FOR DENTAL BENEFITS)

If an employee did not elect coverage for himself or herself and/or his or her eligible dependents within thirty (30) days of the employee's date of full-time hire, benefits will be limited as follows:

No benefits will be payable, except for accidental injuries to sound, natural teeth, until the person has been covered under the Plan for twelve (12) consecutive months.

The dental waiting period for the late entrant, as described above, must be reduced by the period of creditable coverage the individual has under any previous dental plan as of the enrollment date. Refer to creditable coverage on page 50.

COVERED DENTAL EXPENSES

The term "covered dental expenses" means usual, customary, and reasonable expenses incurred for a dental service when that service:

1. Is performed by or under the direction of a licensed dentist;

2. Is essential for the necessary care of the teeth;

3. Starts and is completed while the person is covered (Refer to Extended Dental Benefits on this page); and

4. Is not excluded under the Dental Expenses Not Covered and General Plan Exclusions and Limitations sections of the Plan.

A dental service is deemed to start on the date it is performed, except that:

1. Full or partial dentures, start when first impressions are taken;

2. Crown, bridge, inlay or onlay, start on the first date of tooth preparations; and

3. Root canal therapy, starts when the pulp chamber of the tooth is opened.

Note: Any dental claim which is payable under any benefits in this Plan other than dental benefits will be paid under the other benefits first; then the dental claim will be calculated under dental benefits. The amount paid under dental benefits will be only the amount, if any, which exceeds the amount paid under the other benefits.

EXTENDED DENTAL BENEFITS

Dental benefits will be extended for thirty (30) days following the date the covered person ceases to be covered under this Plan, but only for an expense incurred for a dental service which started while the person was covered. In no event will an oral examination, prophylaxis or x-ray be deemed a dental service started.
                                        80

                             COVERED DENTAL EXPENSES

PREVENTIVE AND BASIC SERVICES

Eligible expenses are subject to the deductible and are then paid at 100% of usual, customary, and reasonable, to the calendar year maximum, and include:

1. Oral exams, initial or periodic.

2. Prophylaxis, including periodontal prophylaxis (perio prophys).

3. Topical application of fluoride for dependents under age nineteen (19).

4. X-rays; one full mouth series per twenty-four (24) months, bitewing films, and periapicals.

5. Laboratory and other tests and pathology.

6. Topical sealants for dependents under age fourteen (14).

7. Palliative, emergency treatment.

8. Restorative fillings.

9. Oral surgery, including extractions, except those required for orthodontia.

10.General anesthetics when necessary and in connection with oral surgery.

11.Periodontal treatment.

12.Endodontia, including root canal therapy.

13.Injection of antibiotic drugs, prescription drugs and medicines.

14.Space maintainers for deciduous teeth.

15.Consultations.

16.Diagnostic casts, not for TMJ or orthodontia.

17.Dental implants including the attached crown or replacement tooth.

MAJOR RESTORATIVE AND PROSTHODONTIC SERVICES

Eligible expenses are subject to the deductible, and are then paid at 50% of usual, customary, and reasonable, to the calendar year maximum, and include:
                                        81


1. Major restorative services: inlays, onlays, crowns, crown buildups and posts.

2. Initial placement of a bridge, a partial or a full denture to replace one or more teeth extracted while the person is covered by this Plan, including adjustment during the six (6) months following the placement.

3. Recement a crown, inlay or onlay.

4. Replacement of existing bridge or denture of the original is (a) at least five (5) years old and unserviceable; or (b) damaged while being worn and cannot be fixed and while the person is covered under the Plan.

ORTHODONTIC SERVICES

Benefits are payable for orthodontia procedures performed on your covered dependent children who are age nineteen (19) or less on the date the orthodontia procedure starts. Coverage is not extended after the date a person ceases to be a covered person.

Eligible charges are paid at 50% to a $1,000 per calendar year and $2,000 per lifetime maximum, per person.

Eligible charges must meet all of the following conditions:

1. They are made for a service or supply furnished in connection with an orthodontic procedure and furnished before the end of the estimated duration shown in the orthodontic treatment.

2. The service or supply is made part of an orthodontic treatment plan that, before the orthodontic procedure is performed, has been:

     a.sent to Mountain States Administration for review; and b.returned by Mountain States Administration to the dentist showing estimated benefits.

                                        82


                DENTAL EXPENSES NOT COVERED

Covered dental expenses will not include, and no payment will be made, for expenses incurred as follows:

1. Services that are cosmetic in nature, excluding orthodontia.

2. Any replacement of a bridge or denture which is or can be made serviceable.

3. Initial installation of a bridge or denture to replace teeth all of which are missing prior to the person's becoming covered by this Plan.

4. Replacement of a lost, missing or stolen prosthetic device.

5. Replacement of a bridge or denture if the existing bridge or denture is less than five (5) years old, unless the replacement is required to replace one or more natural teeth extracted while the person is covered.

6. Procedures, appliances or restorations whose main purpose is to (1) change vertical dimension; (2) diagnose or treat dysfunction of the temporomandibular joint; (3) stabilize periodontally involved teeth; or (4) restore occlusion. (See Special Coverage section under the medical portion of the Plan.)

7. Veneers of crown or pontics placed on or replacing the upper and lower first, second and third molars.

8. Bite registrations; precision or semi-precision attachments; or splinting.

9. Instruction for plaque control, oral hygiene and diet.

10.Dental services that do not meet accepted dental standards.

11.Services that are deemed to be medical services (such as TMJ).

12.Services and supplies received from a hospital.

13.Services or procedures considered experimental in nature or not yet approved by the American Dental Association.

14.Services for which benefits are not payable according to the section, "General Plan Exclusions and Limitations."

15.Replacement of serviceable restorations with restoration material of differing chemical composition.

16.Dental treatment involving the use of gold, porcelain or white restoration materials, if such treatment could have been rendered at a lower cost by means of a reasonable substitute consistent with generally accepted dental practice.
                                        83

                              GROUP LIFE INSURANCE

All eligible employees of Scott's Liquid Gold - Inc. & Affiliated Companies receive a life insurance policy in the amount listed below:

EMPLOYEE

  Life Insurance:

                                          Per eligible employee    An amount
                                          equal to their annual earnings
                                          exclusive of bonuses and overtime,
                                          rounded to the next highest $1,000 to
                                          a maximum of $190,000.

  Accidental Death & Dismemberment (AD&D):

                                          Per eligible employee    Refer to the
                                          schedule in the life insurance policy.

Life insurance is not administered by Mountain States Administration. To obtain benefits and a certification of coverage, you must contact the Benefits Department of Scott's Liquid Gold - Inc.

GROUP LIFE INSURANCE

The following is a general outline of the life insurance contract and its benefits. It is not the contract itself. Copies of the life insurance contract are required to be distributed to all covered employees. Such contracts may change from time to time, depending upon the carrier chosen by the companies.

ELIGIBILITY

All regular full-time employees (as defined in the medical plan) are eligible for term life insurance on the day following thirty (30) calendar days of uninterrupted employment.

ENROLLMENT

To be covered by the Plan, employees must complete an enrollment card.

COVERAGE

  Each employee will be insured for an amount equal to his/her annual earnings
   (rounded to the next higher $1,000), to a maximum of $190,000, exclusive of bonuses and overtime pay. Upon attaining age seventy (70), coverage will be reduced 50%, an additional 30% at age seventy-five (75), and further reduced by
                           20% at age eighty (80). 84


BENEFITS/PAYMENT OPTIONS

Upon written proof of death, the proceeds of insurance will be paid to beneficiaries designated by the insured; and if not so designated, to the insured's estate. The insured employee may name his/her own beneficiary or beneficiaries and elect the manner in which the proceeds are to be paid. Available payment options include payment in one lump sum or part in cash and the balance in monthly installments. In the absence of an election by the insured employee, any beneficiary may elect any of the foregoing payment options.

DISABILITY

Should an insured person become totally disabled prior to age sixty (60), life insurance will be continued, upon application by the disabled employee, with waiver of premium, to age sixty-five (65) and the face amount of insurance will be based upon the employee's last compensation rate. Such insurance shall terminate upon the attainment of age sixty-five (65), with conversion privilege.

ACCIDENTAL DEATH

Should death occur prior to age seventy (70) through accidental means, an amount equal to that provided for life insurance shall be paid to a covered employee's beneficiaries or estate in addition to the standard life insurance benefits. Under this provision of the Plan, death must occur within ninety (90) days of the accident, be the direct result of such accident and not the result from suicide or intentional self-inflicted injury or any attempt threat, while sane or insane.

Accidental death benefits are not provided if death occurs while totally disabled, or if coverage is through a conversion policy.

DISMEMBERMENT

Should a loss of limbs or eyesight occur through accidental means, but not as the result of an occupational accident, benefits as set forth below are payable under this Plan to the covered employee, provided such loss is not the result of risks not covered (see "Risks Not Covered" below).

For the loss of both hands, both feet, sight of both eyes, one hand and one foot, one hand and sight of one eye, or one foot and sight of one eye, an amount equal to the face value of life insurance will be paid.

One-half of the face value of life insurance will be paid for the loss of one hand, one foot, or sight of one eye.

Payments for dismemberment shall not reduce the amount of life insurance payments provided elsewhere in this benefit.
                                        85


RISKS NOT COVERED

No benefit under the accidental death or dismemberment provisions of the Plan shall be paid for any loss resulting from or contributed to by any of the following: (1) disease, or bodily or mental infirmity; (2) infection of any nature not resulting from accidental bodily injury; (3) suicide or intentionally self-inflicted injury, or attempt thereat, while sane or insane; (4) war, declared or undeclared, any act of war, or any type of military conflict; (5) travel in or descent from any kind of aircraft while the covered person was participating in training or had duties aboard such aircraft, or if such aircraft was operated by or for the armed forces of any country; (6) injuries sustained while the insured person was driving a vehicle and the insured person's blood contained in excess of eighty (80) milligrams of alcohol per one hundred (100) milliliters of blood.

CONVERSION RIGHTS

Upon termination of the employee's eligibility for life insurance coverage or at the time coverage is reduced, the employee may be eligible to convert all or part of the life insurance to an individual policy. If the employee is interested in converting the life insurance coverage, the employee must consult with the benefits department concerning the requirements necessary and submit the application, along with the required initial premium, within thirty (30) days after the date the life insurance coverage ceases.

Life insurance is not administered by Mountain States Administration. To obtain benefits and a certification of coverage, the employee must contact the Benefits Department of Scott's Liquid Gold - Inc.
                                        86


                              BENEFIT PLAN ADOPTION

Sponsor:       Scott's Liquid Gold - Inc. and Affiliated Companies

Plan Document:      Self-funded Medical

Summary Plan
Description:        Medical, Dental, and Life

Replacement:        This Plan replaces the prior plan dated 10/01/94, as
                    amended, which is hereby terminated.

Takeover Provision: This Plan will not cover expenses which are incurred and payable under the 10/01/94 Plan. These expenses are payable under the terms and conditions of that Plan.

Deductibles, coverage levels, maximum benefits and time spent in satisfying pre-existing condition terms and waiting periods are hereby grandfathered into this Plan for persons covered by the 10/01/94 plan as amended, as of 1/1/99.

Covered persons who are hospitalized on 1/1/99 will be covered pursuant to the terms of this Plan for all charges incurred 1/1/99 and after, provided the prior plan provisions do not contain an Extension of Benefits Clause.

Legal Compliance:   This Plan is intended to comply with all applicable federal laws and findings of their regulatory authorities and by this provision is automatically amended to be in minimal compliance as necessary.

Claims Filing Deadline: If, due to provider error or administrative delay, claims are not filed by the Plan's claim filing deadline, the Plan Administrator may, at his sole dis-cretion and without setting any precedent, accept and process such claims as covered by the Plan, provided such claims are submitted no later than 12 months after the end of the calendar year in which services are provided.

Effective Date:          January 1, 1999

Signature:

Title:

Date:


                           Scott's Liquid Gold - Inc.
                                Amendment #1 - 99

Effective June 1, 1999, Scott's Liquid Gold & Affiliated Companies Employee Benefit Health and Welfare Plan is amended as follows:

Page 22 currently:

12. Birth control pills, birth control injections, birth control devices, and birth control implants. Removal of Norplant or a similar birth control implant is not covered unless it is medically necessary to remove it due to a medical complication involving the implant. All eligible charges for implanting Norplant are prorated into five (5) equal portions. Each year over the five (5) year period, one (1) portion (20% of the total charges) is payable, provided the person remains covered under this Plan.

IS AMENDED TO:

12. Birth control pills, birth control injections, prescription birth control devices, and birth control implants. Removal of a birth control implant or device is not covered unless its removal is deemed prudent on the advice of the treating physician.

Page 26, 1ST paragraph currently:

Benefits include charges for the fitting, adjusting, repair or maintenance of such prosthetic or orthopedic appliances. Covered expenses are limited to the initial placement of prosthetic or orthopedic appliances when required to replace natural limbs or eyes lost while covered under this Plan.

IS AMENDED TO:

Benefits include charges for the fitting, adjusting, repair or maintenance of such prosthetic or orthopedic appliances. Covered expenses are limited to the initial placement of prosthetic or orthopedic appliances when required to replace natural limbs or eyes.

Page 30, the following item is hereby DELETED:

1. The injury occurred on or after the covered person's effective date of coverage.

Page 30, the following item is hereby DELETED:

2. Services must be performed within six (6) months after the accident, unless it can be shown that it was not medically possible to provide treatment within this period of time.

                                        87


Page 91 currently:

3. Initial placement of a bridge, a partial or a full denture to replace one or more teeth extracted while the person is covered by this Plan, including adjustment during the six (6) months following the placement.

IS AMENDED TO:

4. Initial placement of a bridge, a partial or a full denture to replace one or more teeth extracted, including adjustment during the six (6) months following the placement.

Page 92 currently:

5. Replacement of a bridge or denture if the existing bridge or denture is less than five (5) years old, unless the replacement is required to replace one or more natural teeth extracted while the person is covered.

IS AMENDED TO:

6. Replacement of a bridge or denture if the existing bridge or denture is less than five (5) years old, unless the replacement is required to replace one or more natural teeth extracted.


REVIEWED AND ACCEPTED:

SCOTTS LIQUID GOLD - INC.
                          NAME


                          TITLE


                          DATE

                           Scott's Liquid Gold - Inc.
                                Amendment #2 - 99



Effective August 1, 1999, Scott's Liquid Gold & Affiliated Companies Employee Benefit Health and Welfare Plan is amended to include the following:

Page 1 is amended to add the following immediately preceding "Calendar Year Deductible":

PRESCRIPTION DRUG BENEFIT

The Prescription Drug Benefits are described later in this Plan. Prescription Drugs obtained through Express Scripts are not subject to the deductible as applied to the Medical portion of this Plan. Prescriptions obtained through non participating providers will be subject to deductible and copayment provisions. For information regarding the Prescription Drug Benefit, its deductibles and coinsurance, please see that portion of the Plan.

The following is amended to be included in the Plan:

                            PRESCRIPTION DRUG BENEFIT

PHARMACY OPTION                         NETWORK

Co-payment, per Prescription
     For name brands                         20%
     For Generic drugs                       10%

(no minimum co-payment)

MAIL ORDER

Co-payment, per Prescription
     For name brands or brand equivalent               20%
     For Generic drugs                       10%

(no minimum co-payment)

Participating pharmacies have contracted with the Plan to charge Plan participants reduced fees for covered prescription drugs. Express Scripts is the administrator of the Prescription Drug Plan. The telephone number for Express Scripts is 1-800-955-1171.

The Prescription Drug Benefit does not have a deductible. The Co-Payment is applied to each covered pharmacy drug charge. The Co-Payment is not a covered charge under the Medical Plan. Any one prescription is limited to a 90 day supply per prescription or refill.

 If a drug is purchased from a non-participating provider, the participant will pay for his/her prescription in full, and submit the paid receipt to Mountain States Administration for reimbursement. Reimbursement will be subject to the co-payment and deductible provisions as described in the Medical portion of the
                                    Plan. 88


MAIL ORDER BENEFIT OPTION

A mail order option is also available under the Plan. If you wish to order by mail, you need to obtain an order form from the Benefits Department, complete it, and mail the form together with the physician's original (not copy) prescription and your co-payment.

COVERED PHARMACY EXPENSES

*    Only drugs approved by the FDA are approved by this Plan.

* Up to a 90-day supply for maintenance medications (those that are taken for a long time, such as drugs sometimes prescribed for heart disease, high blood pressure, asthma, etc.) whether obtained at a pharmacy or through mail order.

* Federal legend drugs that bear the legend "Caution: Federal law prohibits dispensing without a prescription", except as noted.

* Insulin and insulin needles/syringes on prescription, glucose testing strips, ketone testing strips and tablets, diabetic lancets and glucose monitors.

* Prescriptions for skin care products to treat acne, for individuals through the age of 25.

* Compounded medication of which at least one ingredient is a prescription legend drug.

*    Drugs prescribed in connection with weight loss.

*    Growth hormones with prior approval.

*    Contraceptive drugs.

* Imitrex (1 kit per prescription), glucagon (not to exceed 1 vial per prescription) and bee sting kits (2 per prescription).

*      Prescription   vitamins  and  minerals,  including  Pre-natal   vitamins;
  prescription required.

* FDA approved medication or supplies used for the treatment of sexual dysfunction. (Viagra only)

* Physician recommended smoking cessation products - limit of $200 maximum per year.

PHARMACY EXPENSES NOT COVERED

*    Minoxidil (Rogaine) for the treatment of alopecia.

*    Non-legend drugs other than insulin.

* Prescriptions for skin care products to treat acne, for individuals 26 years of age or older (without prior approval).

*    Sales tax.

* Therapeutic devices or appliances, including support garments and other non medical substances.
                                        89


* Experimental drugs, except as approved by a physician for the treatment of a life-threatening medical condition.

*    Replacement of lost or stolen prescriptions.

*    Infertility drugs with no other approved indications.

* Vitamins, except pre-natal vitamins available only by prescription, and any other non-prescription supplements.

*    Charges for the administration or injection of any drug.

* Prescriptions which you or your eligible dependents are entitled to receive without charge from any Workers' Compensation laws.

* Medication which is to be taken by or administered to a covered person, in whole or in part, while he or she is a patient in a licensed Hospital, nursing home or similar institution which operates on its premises, a facility for dispensing pharmaceuticals. (Such expenses are covered under the Medical portion of the Plan).

*      Drugs,   medicines  or  supplies  that  do  not  require  a   Physician's
prescription, even if administered or prescribed by a Physician. This shall not apply in cases where such drugs, medicines, or supplies are the only available source of nutrients for the covered person.

* Medications, drugs or hormones to stimulate growth unless there is a laboratory confirmed diagnosis of growth hormone deficiency.

*    Drugs with cosmetic indications.

* Newly approved drugs are not automatically covered, and may require Plan approval.

Page 46, item #55 (GENERAL PLAN EXCLUSIONS AND LIMITATIONS) currently:

55. Any services, care or treatment for transsexualism, gender dysphoria, sexual reassignment or change, sexual dysfunction or inadequacy procedures, including drugs, medication, implants, hormone therapy, surgery, medical or psychiatric care or treatment.

Is amended to:

55. Any services, care or treatment for transsexualism, gender dysphoria, sexual reassignment or change procedures, including drugs, medication, implants, hormone therapy, surgery, medical or psychiatric care or treatment.


Page 46, item #59 (GENERAL PLAN EXCLUSIONS AND LIMITATIONS) currently:

59. Vitamins, minerals, nutritional supplements, appetite suppressants, dietary supplements, and formulas whether or not prescribed by a physician.
                                        90


Is amended to:

59. Vitamins, minerals, nutritional supplements, appetite suppressants, dietary supplements, and formulas whether or not prescribed by a physician. Please see the Prescription Drug Benefit portion of the Plan for certain covered allowances.




REVIEWED AND ACCEPTED:
SCOTTS LIQUID GOLD - INC.

                    SIGNATURE


                    TITLE


                    DATE

                                        91